UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

POINT BLANK SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PRELIMINARY COPY - SUBJECT TO COMPLETION

March [    ], 2008

Dear Fellow Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Point Blank Solutions, Inc. The meeting will be held at 11:00 A.M. local time on Tuesday, April 22, 2008 at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a WHITE Proxy Card and a postage paid return envelope.

Directors and officers are expected to be available before and after the meeting to speak with you. During the meeting, we will answer your questions regarding our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing, and returning your WHITE Proxy Card promptly.

Please note that Steel Partners II, L.P. (“Steel Partners”) has given notice of its intention to nominate a slate of five directors. You may receive proxy solicitation materials from Steel Partners. THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN THE GOLD PROXY CARD OR ANY OTHER PROXY CARD SENT TO YOU BY STEEL PARTNERS. If you have previously signed a proxy card sent to you by Steel Partners, you can revoke that earlier proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the 2008 Annual Meeting by signing, dating and returning the enclosed WHITE proxy card in the enclosed postage paid envelope.

If you have any questions about this proxy statement or the 2008 Annual Meeting, please do not hesitate to contact Georgeson Inc., our proxy solicitor, toll-free at (877) 868-4958.

We look forward to seeing you at the 2008 Annual Meeting of Stockholders.

Sincerely,

William P. Campbell

Chairman of the Board

Nationwide	800-413-5155
Phone	954-630-0900
Fax	954-630-9225

2102 SW 2nd Street • Pompano Beach, FL 33069 • www.pointblanksolutionsinc.com

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the holders of common stock of Point Blank Solutions, Inc:

The 2008 Annual Meeting of Stockholders of Point Blank Solutions, Inc. (the “Company,” “we,” or “our”) will be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309 at 11:00 A.M. local time on April 22, 2008 for the following purposes:

1.	To elect seven directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

2.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

We have enclosed our 2007 Annual Report, including financial statements, and the Proxy Statement with this notice of annual meeting.

Only holders of record of the Company’s common stock as of the close of business on March 12, 2008 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

To assure your representation at the meeting, please vote, sign, date and return the enclosed WHITE proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Most stockholders have the option of voting their shares via the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your WHITE proxy card or included with your proxy materials. If your shares are held in the name of a bank, broker or other holder of record, please follow their procedures as described in the enclosed WHITE voting form they send to you. By completing, signing, dating and returning the accompanying WHITE proxy card, you will revoke any previous proxy that you may have returned. You may revoke a proxy at any time prior to its exercise at the 2008 Annual Meeting by following the instructions in the accompanying proxy statement. Only your latest dated proxy will count. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy. Your proxy is being solicited by the Board of Directors of Point Blank Solutions.

By order of the Board of Directors,

John C. Siemer
Corporate Secretary

Pompano Beach, Florida

March [    ], 2008

PRELIMINARY COPY - SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Point Blank Solutions, Inc., a Delaware corporation, of proxies to be voted at our 2008 Annual Meeting of Stockholders to be held on April 22, 2008 at 11:00 A.M. local time at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309, and at any adjournment or postponement. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s directors and executive officers.

WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting because you were a stockholder as of the close of business on March 12, 2008 (the “Record Date”), and are therefore entitled to vote at the 2008 Annual Meeting. Each share of Point Blank Solutions’ common stock is entitled to one vote.

This proxy statement, the accompanying WHITE proxy card and Annual Report to stockholders for the fiscal year ended December 31, 2007, are being made available to stockholders beginning on or about March [    ], 2008. Please read this proxy statement, as it contains important information you need to know to vote at the 2008 Annual Meeting. You do not need to attend the meeting to vote your shares.

WHAT AM I VOTING ON?

The following items are being voted upon at the 2008 Annual Meeting:

1.	The election of seven members of the Board of Directors (the Board’s nominees are William P. Campbell, Larry Ellis, David Bell, Martin R. Berndt, Maury Hannigan, Jack A. Henry, and Suzanne M. Hopgood) to serve until the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	Any other business that may properly come before the meeting and any adjournments thereof.

WHO IS ENTITLED TO VOTE?

Stockholders of record as of the close of business on March 12, 2008 are entitled to vote at the Annual Meeting. Each share of Point Blank Solutions, Inc. common stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

The Board of Directors recommends that you vote FOR each of the Board’s seven nominees standing for election by returning the enclosed WHITE proxy card.

WHAT IS A PROXY?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons who our Board of Directors has designated as the proxies the authority to vote your shares in the manner that you indicate on your proxy card. The Board has designated John C. Siemer and J. Michael Anderson to serve as the proxies for this year’s meeting.

HOW DO I VOTE?

It is very important that your shares be represented at the 2008 Annual Meeting, even if you are unable to attend in person. To make sure that your shares are represented, we urge you to vote as soon as possible. There are several simple methods of voting your shares available to you.

If you are a registered stockholder, you can vote your shares in one of four ways:

1.	by completing, dating, signing, and returning the WHITE proxy card;

2.	by going to the Internet website indicated on the WHITE proxy card. Confirmation that your voting instructions have been properly recorded will be provided;

3.	by calling the toll-free telephone number indicated on the WHITE proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded; OR

4.	by written ballot at the 2008 Annual Meeting.

Your shares will be voted as you indicate via any of the above methods. If you return your WHITE proxy card and do not indicate your voting preferences, the appointed proxies (John C. Siemer and J. Michael Anderson) will vote your shares FOR the election of the seven nominees of the Board of Directors. If your shares are owned in joint tenancy, all joint owners must vote by the same method. If joint owners vote by mail, all of the joint owners must sign the WHITE proxy card. If you are a registered stockholder and you vote by the toll-free telephone number or Internet website indicated on the WHITE proxy card, you do not need to return ANY proxy card. Votes submitted by stockholders of record via the Internet or by telephone must be received by 11:59 p.m. Eastern time on April 21, 2008.

If your shares are held in a brokerage account in your broker’s name (also known as “held in ‘street name’”), please follow the voting instructions provided by your broker or nominee. You may sign, date and return a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions using a method your broker or nominee has provided, your broker or nominee should vote your shares as you have directed.

If you hold your shares through a broker, your shares will not be voted unless you provide voting instructions to your broker. Because this is a contested election, brokers who do not receive instructions from beneficial owners will not be allowed to vote on the election of directors. For this reason, please instruct your broker or nominee how your shares should be voted.

If you are not a stockholder of record and you wish to vote in person at the 2008 Annual Meeting, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee. Written ballots will be available for anyone who wishes to vote in person at the 2008 Annual Meeting.

If you need assistance in submitting your proxy or voting your shares of common stock, or if you have additional questions about the 2008 Annual Meeting, please call the Company’s proxy solicitor, Georgeson Inc., toll free at (877) 868-4958.

If any other matters are properly presented at the 2008 Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the 2008 Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted.

MAY I ATTEND THE MEETING?

All stockholders and properly appointed proxy holders may attend the 2008 Annual Meeting. Stockholders who plan to attend the meeting must present valid photo identification. If you hold your shares in a brokerage account, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date of March 12, 2008, or a legal proxy from your broker or nominee. As noted above, a legal proxy is required if you hold your shares in a brokerage account and you plan to vote in person at the 2008 Annual Meeting. Stockholders of record will be verified against an official list available at the 2008 Annual Meeting. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date. No cameras, recording equipment, large bags, briefcases or packages will be permitted into the 2008 Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, Annual Report and WHITE proxy card have been made available directly to stockholders of record by the Company. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in that brokerage account. The proxy materials will be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote and you are also invited to attend the 2008 Annual Meeting. Your broker, bank or nominee will enclose a voting instruction card to use in directing the broker, bank or other nominee on how to vote your shares.

WHAT SHOULD I DO IF I RECEIVE A PROXY CARD FROM STEEL PARTNERS?

Steel Partners has indicated that it intends to nominate, and solicit proxies for, its own slate of nominees for election as directors at the 2008 Annual Meeting. You may receive an opposition proxy statement and proxy card as well as follow-up solicitation materials from Steel Partners or its affiliates. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY GOLD PROXY CARD OR ANY OTHER PROXY CARD SENT TO YOU BY STEEL PARTNERS. The Board has determined that the election of Steel Partners’ nominees is not in the best interests of your Company at this time. For additional information on the factors considered by the Board in reaching this determination, please see the section entitled Director Qualifications and Review of Director Nominees below.

Even if you have previously signed a proxy card sent by Steel Partners, you have every right to change your vote. You may do so by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or by Internet. Only the latest dated proxy card you vote will be counted. We urge you to disregard any gold proxy card or any other proxy card sent to you by Steel Partners or its affiliates.

CAN I CHANGE MY VOTE?

Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2008 Annual Meeting by:

•	Returning a later-dated, signed proxy card;

•	Sending written notice of revocation to the Secretary of the Company;

•	Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or

•

Attending the 2008 Annual Meeting and voting in person. If you are not a stockholder of record, you must obtain a legal proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. The Board strongly urges you to revoke any gold proxy card or other proxy card you may have returned which you received from Steel Partners or its affiliates. Even if you have previously signed a gold proxy card or other proxy card sent by Steel Partners, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or by Internet. If you return a signed WHITE proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the election of the nominees for director named in “Proposal 1: Election of Directors.”

If you need assistance in revoking your proxy or changing your vote, please call the Company’s proxy solicitor Georgeson Inc. toll free at (877) 868-4958.

WHAT VOTE IS REQUIRED?

As of the Record Date, we had 51,085,885 shares outstanding. The presence, in person or by proxy, of the holders of one-third of all the votes that could be cast by the holders of all the outstanding shares of our common stock is required in order to transact business at the 2008 Annual Meeting. A plurality of the votes duly cast is required for the election of directors. That is, the nominees receiving the greatest number of votes will be elected.

In the election of directors, you may withhold your vote. Withheld votes will be excluded from the vote and will have no effect on the outcome. Broker “non-votes,” if any, will be counted for purposes of determining quorum but will not be counted as votes cast in the election of directors.

WHAT ARE BROKER NON-VOTES?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the 2008 Annual Meeting date. A broker non-vote counts towards establishing a quorum. In the proposal for the election of directors, broker non-votes are not included in the tabulation of the voting results and therefore do not affect the outcome of the vote. As mentioned above, brokers may not vote your shares at the 2008 Annual Meeting without instruction from you.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a WHITE proxy card for each account or use the WHITE proxy card to vote by telephone or Internet. As previously noted, Steel Partners has provided notice that it intends to nominate, and solicit proxies for, its own slate of nominees for election as directors at the 2008 Annual Meeting. As a result, you may receive proxy cards from both Steel Partners and Point Blank Solutions. To ensure stockholders have the Company’s latest proxy information and materials to vote, the Board may conduct multiple mailings prior to the date of the 2008 Annual Meeting, each of which will include a WHITE proxy card regardless of whether or not you have previously voted. Only the latest-dated proxy card you vote will be counted.

WHO WILL SOLICIT PROXIES ON BEHALF OF THE BOARD?

Appendix A to this proxy statement, entitled “Information Concerning Participants in the Solicitation of Proxies by Point Blank Solutions, Inc.,” together with the table on page 36 of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management,” under the heading “Directors and Named Executive Officers,” sets forth certain information relating to the Company’s directors, the Company’s director nominees, the Company’s current executive officers, and Patrick A. Stallings, the Company’s Vice President of Global Business Development and Government Relations, who are deemed “participants” in the Board’s solicitation of proxies in connection with the 2008 Annual Meeting under the applicable rules of the Securities and Exchange Commission (“SEC”). Additionally, the Board has retained Georgeson Inc., a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the stockholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board of Directors.

WHO PAYS THE SOLICITATION EXPENSES ASSOCIATED WITH THIS MAILING AND RELATED COMPANY MATERIALS?

The Company will bear the cost of soliciting proxies. In addition to sending you these materials, some of the Company’s directors and officers, including management and non-management employees, may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Point Blank Solutions and postings on our web site, www.pointblanksolutionsinc.com. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement. None of the Company’s officers or employees will receive any extra compensation for soliciting you. Additionally, the Company has retained Georgeson Inc. to assist us in soliciting your proxy for an estimated fee of $75,000, plus reasonable out-of-pocket expenses. Georgeson Inc. expects that approximately 20 of its employees will assist in the solicitation. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Point Blank common stock. The Company estimates that its additional expenses beyond those normally associated with soliciting proxies for the 2008 Annual Meeting, as a result of the potential proxy contest, will be approximately $500,000, and that total expenses related to this proxy solicitation to date are approximately $300,000.

DO THE STOCKHOLDERS HAVE ANY APPRAISAL RIGHTS WITH REGARD TO ANY OF THE PROPOSALS?

No. Under Delaware law, stockholders are not entitled to appraisal rights with respect to the matters to be voted on at the meeting.

WHAT ARE THE OTHER ENCLOSURES IN THIS MAILING?

In addition to this proxy statement, your WHITE proxy card and a copy of the Company’s Annual Report are included in this mailing.

HOW CAN I OBTAIN ADDITIONAL COPIES OF THESE MATERIALS OR COPIES OF OTHER DOCUMENTS?

Stockholders who wish to receive a separate written copy of this proxy statement or the Annual Report, now or in the future, should submit a written request to Corporate Secretary, Point Blank Solutions, Inc., 2102 S.W. 2nd St., Pompano Beach, Florida, 33069.

WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s Internet address is www.pointblanksolutionsinc.com. You can access this proxy statement and the Company’s 2007 Annual Report at this Internet address. The Company’s filings with the SEC are available free of charge via a link from this address. Unless expressly indicated otherwise, information contained on our website is not part of this proxy statement.

WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

If you have questions or need assistance in voting your shares, please contact:

199 Water Street, 26th Floor

New York, NY 10038

(877) 868-4958 (Toll Free)

PROPOSAL 1:

ELECTION OF DIRECTORS

Information Concerning the Directors and Nominees

The Board of Directors currently consists of seven members, each of whom serves a term of one year or until his or her respective successor has been elected and duly qualified. The seven members of the Board of Directors are nominees for re-election.

Name	Age	Director Since	Position
Larry Ellis	61	2004	Director, President, Chief Executive Officer
William P. Campbell	72	2006	Chairman of the Board of Directors
David Bell	64	2006	Director
Jack A. Henry	64	2006	Director
Maurice Hannigan	67	2006	Director
Suzanne M. Hopgood	58	2007	Director
Martin R. Berndt	60	2007	Director

Certain information regarding each of the Company’s current directors, including his or her principal occupation during the past five years and current directorships, is set forth below.

General Larry Ellis (Ret.), age 61, joined the Board of Directors in December, 2004. He became President of the Company in 2005 and assumed the role of Chief Executive Officer in July, 2006. In addition, he serves on the board of directors of SRA International, a publicly traded information technology company. General Ellis served in the U.S. Army for over 35 years, holding positions of increasing responsibility before retiring in 2004 as Commanding General of United States Army Forces Command in Atlanta, Georgia. During his career, he oversaw multi-year, multi-billion-dollar programs and directed the development of comprehensive strategic plans supporting the Army’s mission. He also coordinated extensive operations and training programs in Germany, South Korea, and Bosnia. Between 2001 and 2004, General Ellis orchestrated the mobilization and deployment of over 500,000 soldiers and more than a million tons of equipment to locations worldwide.

Senator William P. Campbell (Ret.), age 72, joined the Board of Directors in May, 2006, and was named Chairman of the Board of Directors in July, 2006. Senator Campbell served in the California legislature for 22 years, including 14 years as a state senator. During his legislative career, Senator Campbell held a number of distinguished positions, including Chairman of the Joint Legislative Budget Committee, Minority Floor Leader, and Founding Chairman of the Joint Committee on Fire, Police, Emergency and Disaster Services. In 1990, he retired from the Senate and became President of the California Manufacturers Association (now the California Manufacturers & Technology Association), and in 1998 became President Emeritus. In April, 2000, he founded William Campbell & Associates, a consulting firm, where he serves as President. Senator Campbell is a member of the Compensation Committee.

David Bell, age 64, joined the Board of Directors on November 22, 2006. Mr. Bell is the retired Chairman and Chief Executive Officer of the Interpublic Group, a public company that is a leading organization of advertising agencies and marketing service companies, a position he has held since January, 2005. Mr. Bell was Chief Executive Officer of Interpublic from 2003 to 2005, having joined Interpublic as Vice Chairman in 2001. Previously, Mr. Bell was Chairman and Chief Executive Officer of True North Communications Inc., a marketing communications and services group that was acquired by Interpublic. Prior to joining True North, he was the President and CEO of Bozell Worldwide. Mr. Bell joined Bozell in 1975 when the marketing agency acquired Knox Reeves Advertising where he had been President since 1972. He is currently an operating advisor to Pegasus Capital Advisors, a private equity group, and a senior advisor to Google, Inc. Mr. Bell was given a Presidential nomination to be one of the thirteen original members of the President’s Homeland Security Advisory Council following the events of September 11, 2001. He currently serves as a director and the chair of the Compensation Committee of two other public companies, Warnaco Group, Inc., and Lighting Science Group Corporation; and as a director and the chairman of the Nominating and Corporate Governance Committee of Primedia, Inc. Mr. Bell is Chair of the Compensation Committee and a member of the Nominating and Governance Committee.

Jack A. Henry, age 64, joined the Board of Directors on November 13, 2006. Mr. Henry founded Sierra Blanca Ventures LLC, a private advisory firm, in 2000, prior to which he served as managing partner of the Phoenix office of the accounting and consulting firm Arthur Andersen, LLP, where he spent over 34 years in various consulting and managerial positions. Mr. Henry currently serves on the board of directors and as chair of the audit committee of White Electronic Designs Corporation, a publicly-traded provider of advanced technology solutions. Mr. Henry also served on the board of directors and as chair of the audit committee of VistaCare, Inc., a provider of hospice services in the United States, until VistaCare’s recent acquisition by Odyssey Healthcare, Inc. He also serves on the boards of three privately-held companies. Mr. Henry is President of the Arizona Chapter of the National Association of Corporate Directors (“NACD”), serves on the NACD faculty, and is an NACD Certified Director. Mr. Henry is Chair of the Audit Committee and the Audit Committee financial expert.

Maurice (Maury) Hannigan, age 67, joined the Board of Directors on November 22, 2006. Mr. Hannigan served 31 years with the California Highway Patrol (“CHP”) rising through the ranks to be appointed the Department’s Commissioner from 1989 to 1995. His term as Commissioner included service as General Chair of the State and Provincial Police Division of the International Association of Chiefs of Police, Chair of the US DOT / NAFTA Southwest Border States Law Enforcement Implementation Committee, and President of the California Peace Officers Association, and in several other capacities as a public safety advocate. Following his retirement from the CHP, Mr. Hannigan was a consultant to the National Safety Council, public commissions, and other entities in both the private and public sectors. From 2001 to 2006 he served as Vice President/Managing Director of the Washington, D.C.-based Public Safety Solutions group of Affiliated Computer Services, a publicly traded business process outsourcing and information technology provider headquartered in Dallas, Texas. He presently serves on the board of directors of the FBI’s National Executive Institute Associates, a public service foundation providing continuing education and training to the chief executives of law enforcement organizations. Mr. Hannigan is a member of the Audit and Compensation Committees.

Suzanne M. Hopgood, age 58, joined the Board of Directors on March 1, 2007. She is the President and CEO of The Hopgood Group, LLC, a workout consulting firm she founded in 1985. She also serves as the director of In-Boardroom Advisory Services for the National Association of Corporate Directors overseeing ISS certified education and advisory services for approximately 100 companies per year. She has served on the board of nine companies, five of which are public, and as Chairman of the Board of two. She has also served as CEO of both public and private companies, and she has served as an audit committee financial expert. Ms. Hopgood has assisted a variety of companies in facing difficult business, financial and legal challenges and crises, as CEO, as chairman of the board, as chair of executive, nominating, governance, on five public company audit committees, and on the board of an Italian company. She has twice served as a member of board slates elected in proxy contests initiated by institutional investors. She currently serves as chair of the Nominating & Governance Committee and as an audit committee financial expert at Acadia Realty Trust. She also serves on the board and audit committee of the privately held Newport Harbor Corporation. Ms. Hopgood is an NACD Certified Director. She co-authored the award-winning book Board Leadership for the Company in Crisis. Prior to founding The Hopgood Group, LLC, Ms. Hopgood was responsible for a $1 billion equity real estate portfolio for Aetna Realty Investors. She has a B.S. degree in business administration.

General Martin R. Berndt (Ret.), age 60, joined the Board of Directors on March 1, 2007. General Berndt retired in 2005 after a 36 year career in the U.S. Marine Corps where he commanded U.S. Marine Corps Forces Atlantic, South and Europe; U.S. Marine Corps Bases, Atlantic; and U.S. Fleet Marine Forces Atlantic and Europe. General Berndt was commissioned a Second Lieutenant in the U.S. Marine Corps upon graduation from West Chester University in 1969. During his career he served in Vietnam, Panama, Germany and Bosnia. He serves as a Senior Mentor of the U.S. Marine Corps Staff Training Program and in a similar capacity for the Joint Forces Command. He also serves as a member of the “CorpStrategy” team under the sponsorship of the

Institute for Defense and Business at the University of North Carolina, Chapel Hill and is a member of the Onslow County Military Affairs Committee. Recently, General Berndt was a member of a congressionally chartered, bipartisan commission to examine the Iraqi security forces. He serves as a board member for the Governor’s North Carolina Military Foundation and a privately owned company in Northern Virginia. General Berndt is a member of the Nominating and Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE BY EXECUTING AND RETURNING THE WHITE PROXY CARD OR VOTING BY ANOTHER METHOD INDICATED THEREON.

Certain Background Information

The Company has undergone significant change over the last two years. These changes include the departure and subsequent indictment of the former Chairman and Chief Executive Officer, the former Chief Financial Officer, and the former Chief Operating Officer; the departure and replacement since May, 2006 of all but one member of the Board of Directors; turnover of our entire internal accounting personnel in 2006; and the hiring of a new Chief Financial Officer and Chief Operating Officer. In addition, we have worked hard to implement appropriate controls and procedures as well as additional best practice governance standards for the Company.

On July 7, 2006, the Board of Directors of the Company, then known as DHB Industries, Inc., placed Chairman and Chief Executive Officer David H. Brooks on indefinite administrative leave. Subsequently, on July 31, 2006, the Company and Mr. Brooks executed an agreement, under which Mr. Brooks resigned from the Company’s Board of Directors and from his position as Chief Executive Officer. This agreement was entered into in connection with the Company’s settlement of a derivative lawsuit and a class action securities lawsuit. The details of the proposed settlement and Mr. Brooks’ resignation can be found in the Company’s SEC filing on Form 8-K filed on August 3, 2006 (available free of charge via the “Investor Relations—SEC Filings” section of the Company’s website at www.pointblanksolutionsinc.com).

With the resignation of Mr. Brooks in July, 2006, General Larry Ellis became the Company’s Chief Executive Officer, after having joined the Board of Directors in 2004 and serving as the Company’s President since May, 2005. General Ellis has brought to his positions with the Company experience and leadership ability commensurate with his distinguished 35 year career in the United States Army. As the two directors not named as defendants in the class action or derivative suit, General Ellis and new Chairman Senator William P. Campbell engaged an independent outside consulting firm to assist in recruiting a new Board of Directors. The consulting firm, and the sitting directors, sought candidates for the Board who would bring integrity and strategically valuable skills to the Company, as well as complete independence from the Company’s former management and a willingness to explore all possibilities for maximizing the value of the Company. The Board sought candidates who would have no conflicts of interest with the long-term interests of our stockholders.

In November, 2006, three new members joined the Board as a result of the search process. Jack A. Henry filled the need for an audit committee financial expert and has provided the foundation for an active and independent Audit Committee. David Bell brought marketing experience and history as a senior executive of a Fortune 500 company to the Board. Maury Hannigan, after over three decades with the California Highway Patrol, including a six-year term as Commissioner, provides ties to the strategically important law enforcement community.

The final two members of the current Board of Directors were added on March 1, 2007. Suzanne M. Hopgood possesses experience in turning around troubled companies, is an instructor on corporate governance issues, and has served as chair of a publicly traded company with a significant defense contracting division. General Martin R. Berndt served a distinguished, globe-spanning career with the United States Marine Corps, and remains connected to the Marine Corps in mentorship roles. With the addition of these two members, the composition of the Board reflects the strategic imperative that the members of the Board be independent and deeply familiar with governance issues, and that expertise in all crucial aspects of corporate management be represented, along with legislative experience and robust connections to our principal customer bases of the Army, Marine Corps, and domestic law enforcement.

As noted above, the Board, as currently composed, has been in place since March 1, 2007. Since that time, this Board has made significant progress in resolving the many issues that arose under previous management. The Company has obtained a new $35 million credit facility; instituted and continues to implement corporate governance practices and policies and internal controls with a view to achieving best practices; worked to become current in its SEC reporting obligations, including restating financial statements back to 2003; implemented new information technology systems; and expanded sales and marketing efforts.

Throughout the process of recruiting directors and executives to join the Company, the Board sought to recruit and retain individuals who were committed to establishing a culture of compliance and ethical responsibility. The Board believes that the culture established by General Ellis and the other executive officers and members of the Board has helped improve and strengthen its relationships with its customers, suppliers and employees.

Under the leadership of the Board and its committees, the Company has adopted new compensation programs (described elsewhere in this Proxy Statement) designed to match compensation with performance toward the Company’s strategic goals. In addition, the Board has been very active in applying its expertise and working with senior management to develop a comprehensive strategic plan for the Company that is designed to leverage the Company’s numerous strengths, and maximize long-term value for all stockholders. Among other policies adopted by the Board, the Company has in place a stock accumulation policy, requiring directors to accumulate specified amounts of the Company’s stock in order to align the directors’ economic interests with those of the Company’s stockholders. To date, however, the directors have been subject to the Company’s “blackout” policy and have been prohibited from purchasing any shares in the market.

The Company’s Strategic Plan

In September 2006, as the Company addressed financial controls and other legacy issues, management, at the direction of General Ellis, undertook the development of a strategic plan with the goal of best positioning the Company for future growth and profitability. The strategic plan developed through that process established a vision for Point Blank Solutions to be the global leader in safety apparel and protective solutions. In 2007, the Board of Directors adopted this plan and directed management to accomplish this vision through disciplined and aggressive execution of a value enhancement strategy based in 2008 on the following five strategic pillars:

•	Grow organically, by capturing new military programs and increasing the Company’s civil market share;

•	Expand internationally by pursuing protective solutions contracts with friendly nations around the world;

•	Improve the Company’s cost position through operational excellence initiatives and better management of its supply chain;

•	Pursue strategic ventures to expand the Company’s service offering and diversify into related growth markets; and

•	Maximize stockholder value by continuing to build confidence in leadership and demonstrating financial responsibility.

The current members of the Board of Directors have been actively involved in the refinement of the strategic plan, in overseeing its implementation and in structuring incentives to management and other personnel to achieve plan goals. The Board believes that by pursuing this plan, the Company will be best positioned to take advantage of all strategic alternatives. The Board also believes that until implementation of the plan is well underway, seeking a rapid sale or other liquidation event for the Company will not result in generating the most value for all stockholders. Further, in the judgment of the Board, the Board as currently configured contains the necessary skills, experience and independence from conflicts of interest to best assist the Company in achieving the vision and goals set out in the plan, to make decisions as to strategic alternatives and, as a result, to maximize value for all stockholders.

Steel Partners’ Notice of Nominees

Steel Partners has notified the Company of its intention to nominate five individuals for election to the Board. According to information provided by Steel Partners, for which the Company disclaims any responsibility, these individuals are James R. Henderson, Terry R. Gibson, General Merrill A. McPeak, Bernard C. Bailey and Robert Chefitz. Steel Partners has reported that it and other affiliated entities were the beneficial owner of 3,441,922 shares of the Company’s common stock as of February 11, 2008.

At the date of this proxy statement, Steel Partners has indicated that it intends to solicit proxies from stockholders for the election of its proposed nominees. If Steel Partners proceeds to solicit proxies, the Board recommends that you do NOT return Steel Partners’ gold proxy card, any other proxy card delivered by Steel Partners, or otherwise vote as recommended by Steel Partners.

The Board has determined that the election of the Steel Partners nominees would not be in the best interests of the Company and its stockholders. In making this determination, the Board considered, among other factors:

The Board’s nominees are experienced and engaged.

As discussed elsewhere in this Proxy Statement, the current Board members possess valuable experience and the independence necessary to guide the Company in the best interests of all stockholders. The current Board of Directors has among its members individuals with extensive experience in legislative matters, military and law enforcement contracting, management of public companies, corporate turnarounds, accounting and finance and corporate governance. In the opinion of the Nominating and Governance Committee, after evaluating all potential nominees, this breadth and depth of experience of the current Board of Directors in areas that are, in the board’s judgment, essential for the Company is not matched by the Steel nominees. The Board has been very active in applying its expertise and working with senior management to improve the Company’s performance and to develop a comprehensive strategic plan for the Company, discussed elsewhere in this Proxy Statement, that is designed to leverage the Company’s, and the Board’s, numerous strengths, and maximize long-term value for all stockholders.

The Current Board of Directors is independent.

The current outside directors, who constitute six of the seven members of the Board, were identified and selected through an extensive search process managed by an independent consultant, described elsewhere in this Proxy Statement. The Board has determined that, in addition to their possessing the requisite background and skills appropriate for Point Blank Solutions, the current outside directors are also independent and able to act in the best interests of the Company’s stockholders. Steel Partners has publicly acknowledged that two of its nominees have a conflict of interest and would likely have to recuse themselves from any discussion or decision regarding a possible transaction with Steel Partners, and all of its nominees have direct or indirect ties to Steel Partners.

Progress has been made and is continuing on operations and corporate governance.

The Company has made significant progress in resolving the many issues that arose under previous management. Among these issues are class action and derivative stockholder suits, numerous ongoing implications from the criminal indictments of former senior management and various other investigations. The Company has also worked to stabilize and improve its operations and procedures. While significant progress has been made, and the Company is now current with its periodic reporting requirements with the SEC and able to focus more fully on growth and other strategic initiatives, the Board believes that the best course at present for all stockholders is to continue to make progress on resolving legacy issues as well as implementing the Company’s growth and profitability strategy as discussed elsewhere in this Proxy Statement. The Board further believes that the current leadership is best positioned to continue this process by reason of their knowledge of the Company’s legacy issues, their familiarity with the Company’s customers and other constituents, and their assistance in formulating and implementing the strategic plan.

Steel Partners Seeks Control of the Board and the Company.

Steel Partners intends to have directors selected and nominated by it constitute a majority of the directors on the Board. Through its nominations, Steel Partners is seeking control of the Board and the Company, and therefore the ability to dictate the Board’s policies on management of the Company, business plans, key initiatives, strategic alternatives, and relationships with customers, suppliers and employees. As a result of Steel Partners’ public expression of interest in acquiring the Company, its public indication that it does not believe the Company should remain a standalone public company and the fact that Steel Partners has publicly stated that it does not support the Company’s pricing and marketing strategy, Steel Partners may have interests that differ from the interests of the Company’s stockholders other than Steel Partners.

Election of the Steel Partners nominees will not provide assurance that the Company will pursue a takeover by Steel Partners or any other transaction, and the Steel Partners nominees could have a conflict of interest in pursuing such a transaction.

In October, 2007, Steel Partners sent a letter to the Company expressing its willingness to enter into discussions with the Board to pursue negotiations of a definitive merger agreement under which Steel would acquire the Company for not less than $5.50 per share, but with price and terms subject to due diligence. The Board of Directors did not reject Steel’s proposal, or the possibility of pursuing a strategic transaction, but concluded, after consulting with our investment bankers, that further progress was needed on operational and governance matters before such a transaction would be in the best interests of all the stockholders. The Company indicated a willingness to enter into discussions with Steel with regard to the Company’s strategy, provided Steel Partners entered into a nondisclosure agreement that was, in the Company’s view, in customary form. Steel Partners declined to enter into the nondisclosure agreement or to negotiate the terms of a standstill. Steel Partners has publicly referenced its previously expressed desire to negotiate the terms of a takeover transaction, suggesting its nominees may pursue such a transaction if elected. However, even as publicly noted by Steel Partners, a vote for the nominees of Steel Partners is not a vote for Steel Partners’ public indication of interest in acquiring the Company. The Board of Directors believes, and Steel Partners publicly acknowledged, that there could be conflicts between the interests of certain of the nominees of Steel Partners and the interests of other stockholders. Further, although Steel Partners has not indicated it would limit the alternatives its nominees would explore if elected, there is no assurance that the Steel Partners nominees, if elected, will explore all possible alternatives.

In making the foregoing determinations, the Board also considered the potential negative effects of opposing the Steel Partners nominees, particularly the substantial costs that may be involved and the fact that election contests typically consume a substantial amount of management time and result in the expenditure of significant expenses. However, the Board determined that, on balance, these factors were substantially outweighed by the other factors referenced above.

Additionally, the Board did not attempt to assign relative weights to any particular factor or to rank them in order of importance, and individual directors may have considered other factors in their decision-making. The directors may have considered the fact that they are standing for election as well, although continued service on the Company’s Board is not material to any of them from a financial point of view.

Accordingly, the Company recommends that you vote AGAINST Steel Partners’ nominees and FOR the Company’s nominees. The Board expects to communicate further with stockholders prior to the 2008 Annual Meeting.

Corporate Governance and Related Matters

Corporate governance is the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. The Board of Directors currently consists of seven directors, as described above.

“Independent” Directors. Each of the Company’s directors other than General Ellis (who is an employee of the Company) qualifies as “independent” in accordance with the published definitions and listing requirements of both The Nasdaq Stock Market (“Nasdaq”) and the New York Stock Exchange (“NYSE”), even though the Company’s stock is not currently listed on any national exchange. The Nasdaq and NYSE independence definitions include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, the Board of Directors has made an affirmative subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Point Blank Solutions, Inc. and its management. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or officer, or any member of his or her family, have a direct or indirect material interest.

Based upon all of the elements of independence set forth in the Nasdaq and NYSE rules and listing standards, the Board of Directors has determined that each of the following non-employee directors is independent and has no relationship with Point Blank Solutions, Inc., except as a director and stockholder of the Company:

William P. Campbell	Maurice Hannigan
David Bell	Jack A. Henry
Martin R. Berndt	Suzanne M. Hopgood

In addition, the Board determined that General Larry Ellis is not independent because he is the Chief Executive Officer and President of Point Blank Solutions, Inc.

Board Meetings

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board of Directors. Board meetings are generally concluded with executive sessions, outside of the presence of management.

In 2007, the Board held fourteen meetings, five in person and nine via teleconference. Each director, with the exception of General Berndt, attended at least 75% of the Board of Directors meetings and meetings of committees on which he or she served, during his or her tenure as a director and committee member. General Berndt was unavailable to attend several meetings due to his activities as a member of a congressionally chartered, bipartisan commission to examine the Iraqi security forces. The commission consisted of approximately 16 subject matter experts who traveled to Iraq and various locations in the United States to compile a report to Congress that was delivered in September, 2007.

Each director expects to attend the 2008 Annual Meeting of Stockholders. The directors discharge their responsibilities throughout the year, not only at Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

Committees of the Board of Directors

The Company’s Board of Directors currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director in accordance with both NYSE and Nasdaq standards. Each of the Board’s committees has a written charter approved by the Board. These charters are posted on the Company’s Internet web site (www.pointblanksolutionsinc.com) under the “Corporate Governance” section of the “Corporate Profile” page. Additionally, the Company will provide copies of our Board committee charters upon request made by writing to us at our principal executive offices at 2102 SW 2nd St., Pompano Beach, Florida, 33069.

Audit Committee

The Board has a separately-designated standing Audit Committee that was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is comprised of three directors: Mr. Henry (Chair), Mr. Hannigan and Ms. Hopgood. The Board of Directors has determined that each member of the Audit Committee is financially literate and satisfies the independence requirements of the NYSE, the Nasdaq and the SEC. Additionally, the Board has determined that Mr. Henry is an audit committee financial expert in accordance with SEC rules. Stockholders should understand that this designation does not impose upon Mr. Henry any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

The Audit Committee operates under a written charter pursuant to which it has the responsibility for overseeing, among other things, the effective and efficient audit of our financial statements by a qualified independent registered public accounting firm. The Audit Committee met thirteen times during 2007. The Audit Committee is required by SEC rules to publish a report to stockholders concerning the Audit Committee’s activities during the prior fiscal year. The Audit Committee’s report is set forth elsewhere in this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written charter approved by the Board of Directors, and in the framework of the Company’s corporate governance policies. The Compensation Committee is comprised of three directors: Mr. Bell (Chair), Sen. Campbell and Mr. Hannigan. The Compensation Committee is charged with determining and overseeing executive compensation pursuant to our executive compensation plan. The Compensation Committee met nine times during 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board of Directors and in accordance with the framework of the Company’s corporate governance policies. This committee is comprised of three directors, including Ms. Hopgood (Chair), Mr. Bell and General Berndt. The Nominating and Corporate Governance Committee has the responsibility, among other things:

•

to identify and evaluate individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the director nominees for each annual meeting of the Company’s stockholders and from time to time fill vacancies on the Board;

•	to recommend to the Board the Corporate Governance Guidelines applicable to the Company;

•	to recommend to the Board director nominees for each Board committee and for the Chairperson of each committee;

•	to determine the compensation of the Company’s directors and to approve and evaluate the director compensation plans, policies and programs of the Company; and

•	to oversee the evaluation of the Board and its committees.

The Nominating and Corporate Governance Committee also reviews and makes recommendations to the Board regarding the size and the composition of the Board. In addition, the Nominating and Corporate Governance Committee will review and consider properly submitted stockholder recommendations on candidates for membership on the Board of Directors as described below. In evaluating its recommendations, the Nominating and Corporate Governance Committee will use the same review criteria discussed below under “Director Qualifications and Review of Director Nominees.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee must include the candidate’s name, accompanied by relevant biographical information, and must be submitted in accordance with the Company’s Bylaws to the attention of the Corporate Secretary at our principal executive offices at 2102 SW 2nd St., Pompano Beach, Florida, 33069. The Nominating and Corporate Governance Committee met two times during 2007.

Executive Committee

In July 2006, the Board created an Executive Committee having substantially all of the powers of the Board under applicable law. The Executive Committee initially was comprised of Senator Campbell (Chair), General Ellis, and former directors Barry Berkman and Cary Chasin. The Executive Committee did not meet after September 2006. In August 2007, the Board officially disbanded the Executive Committee.

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business and, in furtherance of this goal, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

In evaluating a director candidate, the Committee considers factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; any other criteria established by the Board and any core competencies or technical expertise necessary to staff Board committees. In addition, the Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.

In connection with the director nominations for the 2008 Annual Meeting, the Committee also considered the nominees’ roles in (i) overseeing the Company’s efforts in complying with ongoing investigations by the U.S. Attorney’s Office, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, and the Internal Revenue Service, (ii) overseeing the Company’s efforts in complying with its SEC disclosure requirements, (iii) assisting in improving the Company’s internal controls and disclosure controls, (iv) assisting with the strategic plan of the Company, (v) overseeing efforts to ensure the safety and reliability of the Company’s product, (vi) overseeing the development of new products to meet the needs of a changing business environment, and (vii) implementing the Company’s mission statement and strategic plan. In addition, the Committee also considered the self- and peer-evaluations provided by each current director, noting that the average score of each individual nominee was near the high end of the possible score. The Committee felt that the self- and peer-evaluations showed that the nominees work well together and operate together effectively.

In addition to fulfilling the above criteria, six of the seven nominees for re-election named above are considered independent under the Nasdaq and NYSE rules (General Ellis being the exception as he is an employee of the Company), and the Nominating and Corporate Governance Committee believes that all seven nominees are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole.

Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, workout and turnaround situations, private equity, finance, manufacturing, marketing, government, the military, law enforcement and international business. Set forth below are the conclusions reached by the Board with regard to its nominees.

A distinguished career in the Army has given General Ellis extensive experience in executive management, logistics and military procurement. He has commanded American and international forces at home and abroad, and brings to the Board an extraordinary understanding of the organization that has historically been the Company’s most important customer. General Ellis also serves on the board of another publicly traded company.

Senator Campbell’s experience as a legislator, including numerous committee memberships and chairmanships, gives him the leadership and consensus-building skills to lead the Board. He has extensive knowledge of the workings of government budgeting, and as the former president of the California Manufacturers and Technology Association, gained experience in manufacturing and lobbying. He also has public relations experience from running for, and serving in, elected office.

Mr. Bell brings marketing and business leadership skills from his career in advertising at both private and public firms. He has led a company through a successful merger and served as CEO of two NYSE-listed public companies. Mr. Bell also has experience in finance, including private equity, and qualifies as an audit committee financial expert under SEC guidelines. He also currently serves as chair of the Compensation Committee of Warnaco Group Inc. and Lighting Science Group Corporation, and as chair of the Nominating and Corporate Governance Committee of Primedia, Inc.

Mr. Henry has an extensive background in public accounting. He led a major office of one of the world’s largest accounting firms, has served on the boards of numerous public and private companies, including manufacturers, chaired several audit committees and has taught courses on corporate governance for the National Association of Corporate Directors. He also served on the special committee of several companies that went through successful sale processes.

Mr. Hannigan was the chief executive of the largest state law enforcement agency in the United States, and law enforcement is an area where we hope to build additional market share. He also gained marketing and public relations experience as the host and technical director of the television series Real Stories of the Highway Patrol and the national spokesman for the National Safety Council’s Buckle-Up America Campaign. Mr. Hannigan serves on the board of a non-profit organization.

Ms. Hopgood has served as the CEO of public and private companies and chairman of the board of two public companies while they were in workout or turnaround situations, in addition to other tenures as a director or executive officer. She also was involved in the workout of a major bond issue that was in default, and served as an expert witness in bankruptcy and corporate governance lawsuits. Ms. Hopgood has chaired the board of a military contractor where Steel Partners was a significant investor, and she is the director of In-Boardroom

Advisory Services for the National Association of Corporate Directors overseeing ISS-certified education and advisory services for approximately 100 companies per year. For six years, she ran a $1 billion investment portfolio for Aetna Life Insurance Company. Ms. Hopgood qualifies as an “audit committee financial expert” under SEC guidelines and has served on the audit committees of four other public companies and as chair of one.

General Berndt completed active duty in the Marine Corps as the commander of all marine operational and support units in Europe, Central and South America and east of the Mississippi River. In addition to his leadership experience, he brings extensive knowledge of, and contacts with, a branch of the U.S. Military where we are seeking to increase our business. General Berndt also serves on the board of a non-profit organization.

Compensation of Directors

Annual Retainer

Each year, Point Blank Solutions pays each director (other than the non-executive Chairman of the Board) who is not an employee of the Company an annual retainer of $25,000. Fifty percent (50%) of the retainer may be paid in deferred awards of restricted common stock of the Company unless a director elects to receive a larger percentage (up to 100%) of the retainer in stock. The balance of the retainer is paid in cash quarterly in advance. The terms of the deferred stock awards (“DSAs”) are as follows:

•

Prior to commencement of service on the Board and the first day of each calendar year thereafter the percentage of the annual retainer to consist of deferred stock awards shall be elected by the director (in the absence of an election the percentage shall be 50%);

•

The aggregate number of deferred shares shall be determined on the first trading day of each calendar year or the first trading day on or after the first date of service as a director, as the case may be;

•	Deferred shares shall vest on a daily basis, ratably over the period commencing on the first date of service on the Board during a calendar year and ending on December 31 of such calendar year; and

•

Vested deferred shares shall be delivered to a director as soon as practicable following the end of the vesting period or, if earlier, as soon as practicable following separation from service as a director.

Attendance Fees

In addition to the annual retainer, directors are paid the following attendance fees:

•	$2,500 for each Board meeting attended in person ($1,250 for each meeting participated through teleconference); and

•	$2,500 for each Audit, Governance, and Compensation committee meeting attended in person ($1,250 for each meeting participated through teleconference).

These attendance fees are paid in cash as soon as practicable following the close of each calendar quarter. No fees are paid for committee meetings attended when a Board meeting is held on the same day.

Committee Chair Fees

The chairman of each Board committee receives an additional annual retainer as follows:

•	Audit Committee: $15,000

•	Compensation Committee: $10,000

•	Nominating and Corporate Governance Committee: $10,000

Committee Chair fees are paid in the same manner as the annual retainer.

Long-Term Equity Incentives

Each director (other than the Non-Executive Chairman of the Board) receives DSAs for shares with a market value $75,000 upon first being elected to the Board, in addition to the DSAs received as part of the director’s annual retainer. The DSAs vest ratably on a daily basis over the three-year period commencing on the first date of service as a director. Vested DSAs are delivered to a director as soon as practicable following the close of such three-year period or, if earlier, as soon as practicable following separation from service as a director. Each year after the initial three-year period, a director receives an additional $25,000 of stock equivalent for effective board service, as determined by the Compensation Committee.

Non-Executive Chair Compensation

The Non-Executive Chair of the Board of Directors receives a $75,000 annual retainer (instead of $25,000 as paid to other directors) and receives DSAs with a market value of $150,000 (instead of $75,000), subject to all other terms and conditions for retainers and DSAs applicable to other directors.

Stock Accumulation Policy

In an effort to further align our directors’ economic interests with those of stockholders, the Company requires directors to accumulate $25,000 worth of our common stock and hold it until retirement from our Board of Directors. Each director has until the third anniversary of his or her first date of service as a member of the Board to accumulate $25,000 worth of our common stock. For purposes of satisfying this requirement, no share acquired as compensation for serving on the Board shall qualify, except for shares of our common stock received pursuant to a DSA attributable to an election to receive more than 50% of an annual retainer in the form of DSAs. In addition, for purposes of this $25,000 requirement, shares are valued based on either its actual purchase price (for shares that are purchased) or the value of the shares on the date the DSA was initially awarded (for shares received pursuant to a DSA). To date, directors have not been permitted to purchase shares of the Company due to the Company’s “blackout” policies and the fact that the Company was not current in its public reporting obligations.

Change in Control

In the event the Company experiences a change in control, as defined in the agreements for the DSAs, DSAs awarded to Board members will immediately vest, unless such change in control is a “business combination,” as defined in the 2005 Omnibus Equity Incentive Plan, and a successor Company assumes or substitutes the DSAs and provides that the DSAs shall vest immediately in the event the director ceases to serve as a member of the Board for any reason other than a voluntary resignation.

The election of Steel Partners’ nominees at the 2008 Annual Meeting would constitute a change in control (but not a business combination) and each director’s unvested DSAs would consequently vest immediately upon such election. Accordingly, the directors would receive a benefit estimated to be valued as follows:

Name	Value
William P. Campbell	$130,900
David Bell	$64,500
Martin R. Berndt	$57,800
Maurice Hannigan	$70,100
Jack A. Henry	$71,100
Suzanne M. Hopgood	$64,100

The value in the above table is based upon the closing market price of the Company’s common stock on March 14, 2008 ($3.65 per share), multiplied by the number of unvested DSAs each director is expected to hold on April 22, 2008, the date of the 2008 Annual Meeting. The actual value each director would receive may vary depending on the closing market price of the Company’s common stock on April 22, 2008.

Director Compensation Table

The following table sets forth certain information with respect to the cash and other compensation paid or accrued by us in 2007 for services rendered by our non-executive directors. Directors who are also officers do not receive any separate compensation for serving as directors.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
William P. Campbell (2)	67,500	87,500	155,000
David Bell (3)	45,000	42,500	87,500
Martin R. Berndt (4)	25,417	31,250	56,667
Maurice Hannigan (5)	50,625	46,875	97,500
Jack A. Henry (6)	55,000	50,000	105,000
Suzanne M. Hopgood (7)	50,417	38,334	88,751
Cary Chasin (8)	3,125	6,250	9,375
Gary Nadelman (9)	3,125	6,250	9,375

(1)	The value of stock awards included within this column reflect the dollar amount recognized in our consolidated financial statements for the fiscal year ended December 31, 2007, in accordance with SFAS 123R. Additional information regarding the assumptions used to estimate the fair value of the stock awards is included in Note 7 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the Company’s 2007 fiscal year.
(2)	In 2007, Senator Campbell received deferred stock awards (“DSAs”) with grant date fair values computed in accordance with SFAS 123R of $37,500 and $150,000. As of December 31, 2007, Senator Campbell held DSAs with respect to an aggregate of 62,500 shares and warrants to purchase an additional 50,000 shares of the Company’s common stock.
(3)	In 2007, Mr. Bell received DSAs with grant date fair values computed in accordance with SFAS 123R of $17,500 and $75,000. As of December 31, 2007, Mr. Bell held DSAs with respect to an aggregate of 30,833 shares and warrants to purchase an additional 5,342 shares of the Company’s common stock.
(4)	In 2007, General Berndt received DSAs with grant date fair values computed in accordance with SFAS 123R of $10,417 and $75,000. As of December 31, 2007, General Berndt held DSAs with respect to an aggregate of 24,545 shares of the Company’s common stock.
(5)	In 2007, Mr. Hannigan received DSAs with grant date fair values computed in accordance with SFAS 123R of $21,875 and $75,000. As of December 31, 2007, Mr. Hannigan held DSAs with respect to an aggregate of 32,292 shares and warrants to purchase an additional 5,342 shares of the Company’s common stock.
(6)	In 2007, Mr. Henry received DSAs with grant date fair values computed in accordance with SFAS 123R of $20,000, $5,000 and $75,000. As of December 31, 2007, Mr. Henry held DSAs with respect to an aggregate of 32,629 shares and warrants to purchase an additional 6,986 shares of the Company’s common stock.
(7)	In 2007, Ms. Hopgood received DSAs with grant date fair values computed in accordance with SFAS 123R of $17,500 and $75,000. As of December 31, 2007, Ms. Hopgood held DSAs with respect to an aggregate of 26,581 shares of the Company’s common stock.
(8)	In 2007, Mr. Chasin received DSAs with grant date fair values computed in accordance with SFAS 123R of $25,000 and $75,000. Upon his resignation as a director, effective February 28, 2007, Mr. Chasin forfeited portions of these DSAs with grant date fair values of $22,917 and $70,833, respectively. As of December 31, 2007, Mr. Chasin held DSAs with respect to an aggregate of 2,083 shares and warrants to purchase an additional 150,000 shares of the Company’s common stock.
(9)	In 2007, Mr. Nadelman received DSAs with grant date fair values computed in accordance with SFAS 123R of $25,000 and $75,000. Upon his resignation as a director, effective February 28, 2007, Mr. Nadelman forfeited portions of these DSAs with grant date fair values of $22,917 and $70,833, respectively. As of December 31, 2007, Mr. Nadelman held DSAs with respect to an aggregate of 2,083 shares and warrants to purchase an additional 150,000 shares of the Company’s common stock.

Communication with the Board of Directors

Stockholders may communicate with the Chairman of the Board, the directors as a group, the non-management directors as a group, the Audit Committee, or an individual director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to the Company’s principal executive offices at 2102 SW 2nd St., Pompano Beach, Florida, 33069.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics (including a Supplemental Code of Ethics for the Chief Executive Officer, Senior Financial Officers, executive officers, and directors) (“Code”) that applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code embodies our principles and practices relating to the ethical conduct of the Company’s business and its commitment to honesty, fair dealing and full compliance with all laws and regulations affecting our business. The Code is posted on our Internet web site (www.pointblanksolutionsinc.com) under the “Corporate Governance” section of the “Corporate Profile” page.

The Company will provide a copy of the Code upon request made by writing to us at our principal executive office’s address provided elsewhere. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on its web site, at the address and location specified above, and to the extent required by filing a Current Report on Form 8-K with the SEC disclosing such information.

Audit Committee Disclosure

The Audit Committee is comprised solely of independent directors, and, among other things, is responsible for the selection and oversight of the Company’s independent registered public accounting firm.

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Rachlin LLP (“Rachlin”) as our independent registered public accounting firm for the year ending December 31, 2008. In taking this action, the Audit Committee considered Rachlin’s independence with respect to the services to be performed and other factors, which the Audit Committee and the Board of Directors believe is advisable and in the best interest of the stockholders. The Audit Committee has decided not to submit its selection to stockholders for ratification at this time.

Audit Committee Pre-Approval Procedures for Services Provided by the Independent Registered Public Accounting Firm

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Securities Exchange Act of 1934.

The Company understands the need for Rachlin to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Rachlin, our Audit Committee has restricted the non-audit services that Rachlin may provide to the Company primarily to audit-related services.

Representatives from Rachlin are expected to be present at the 2008 Annual Meeting. Such representatives shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to Rachlin LLP

As more fully described below, all services to be provided by Rachlin are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. The following table shows the fees that the Company accrued for the audit and other services provided by Rachlin for fiscal years 2007 and 2006:

	2007	2006
Audit Fees	$1,587,732	$1,854,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,587,732	$1,854,000

Audit Fees. Audit fees for the years ended December 31, 2007 and December 31, 2006 relate to services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting included in the Company’s annual report on Form 10-K and for the limited reviews of the financial information included in the Company’s quarterly reports on Form 10-Q. Audit fees for the year ended December 31, 2006 include the audit fees associated with the audit of the Company’s 2005 financial statements and the restatement of the Company’s 2004 and 2003 financial statements that occurred during 2006.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:

1.	reviewed and discussed the audited financial statements with management;

2.	discussed with Rachlin, the Company’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; and

3.	received the written disclosure and letter from Rachlin the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountant the independent accountant’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the March 12, 2008, meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

THE AUDIT COMMITTEE

Jack A. Henry (Chair)

Suzanne M. Hopgood

Maurice Hannigan

EQUITY COMPENSATION PLAN INFORMATION

On July 29, 2005, the Company’s stockholders approved our 2005 Omnibus Equity Incentive Plan (the “2005 Plan”), which was previously adopted by our Board of Directors. Pursuant to the 2005 Plan, the Compensation Committee is authorized to award options or warrants to purchase up to a total of 2,500,000 shares of the Company’s common stock to the officers, directors, employees, consultants and other persons who provide services to the Company or any of our affiliates. Prior to 2005, awards were made under the Company’s 1995 Stock Option Plan, which expired ten years from its inception.

On September 28, 2006, John C. Siemer, the Company’s Chief Operating Officer and Chief of Staff, and Thomas C. Canfield, the Company’s former General Counsel and Secretary, each received warrants (stock options) to purchase 400,000 shares of the Company’s common stock. These warrants were issued pursuant to new employment agreements entered into with each of Messrs. Siemer and Canfield on that date and outside and independent of the 2005 Plan.

On July 13, 2007, the Compensation Committee of the Company’s Board of Directors recommended to the Board for approval, and the Board approved and adopted, the 2007 Omnibus Equity Incentive Plan (the “2007 Plan”).

The purpose of the 2007 Plan is to assist the Company and its Related Entities (as defined in the 2007 Plan) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, and consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

The 2007 Plan allows the Compensation Committee to grant awards including options or warrants, restricted stock awards, stock appreciation rights, bonus stock, performance awards and other stock based awards (each as more fully described in the 2007 Plan) with respect to up to an aggregate of 1,250,000 shares of the Company’s common stock, subject to adjustment as provided in Section 9(c) of the 2007 Plan. Such awards may be granted to any officer, employee, consultant or other person who provides services to the Company or its Related Entities, provided that no participant may receive awards during the life of the 2007 Plan representing more than 600,000 shares.

The 2007 Plan was not required to be approved by stockholders, provided that once the Company’s shares are re-listed on the Nasdaq, NYSE, or other national exchange, and public trading commences, no further awards shall be made under the 2007 Plan unless stockholder approval is obtained.

The following table summarizes our equity compensation plan information as of December 31, 2007. Information is included for both equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a	)	(b	)	(c	)
Equity compensation plans approved by security holders (1)	2,911,455		$4.37		141,250
Equity compensation plans not approved by security holders (2)	1,255,000		$4.18		555,000

Total	4,166,455		$4.31		696,250

(1)	Plans approved by security holders include the 1995 Stock Option Plan and the 2005 Plan.
(2)	Plans not approved by security holders include the 2007 Plan and the warrants awarded to Messrs. Siemer and Canfield on September 28, 2006.

EXECUTIVE COMPENSATION

2007 COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the objectives, policies and components of the Company’s compensation programs for our principal executive officer, principal financial officer and our other two executive officers as of December 31, 2007, as well as the Company’s former General Counsel and Corporate Secretary, who resigned effective September 30, 2007. These individuals are referred to as the “named executive officers.”

Compensation Objectives and Philosophy

The key objectives of the Company’s executive compensation plan are to attract, retain and motivate the highest quality management talent available, offer fair and competitive compensation and employee benefits and align our executives’ interests with the interests of our stockholders.

We believe that an effective compensation program rewards the achievement of short-term, long-term and strategic goals that are closely aligned with the interests of the Company’s stockholders. We believe that a substantial portion of the total compensation opportunity of senior executive officers should be at risk and payable only in the event of performance by the executive that benefits the interests of the Company’s stockholders. As part of that approach, we place an emphasis on long-term, equity-based incentives that we expect will contribute to the Company’s long-term success and increase the value of our stockholders’ investment, and the Company’s annual cash incentive bonuses are contingent on pre-determined corporate and individual performance objectives.

Compensation Committee Governance

Pursuant to its charter, the Compensation Committee of the Board of Directors has responsibility for establishing, implementing and monitoring our compensation philosophy as it relates to our executive officers, including the named executive officers. The Compensation Committee is composed entirely of directors who meet the independence requirements of both the Nasdaq and New York Stock Exchange and who are considered “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of the Exchange Act Rule 16b-3. The Company’s executive officers have broad policy-making authority in the Company, and the Compensation Committee holds them responsible for our financial performance and for setting and maintaining a strong ethical culture.

Beginning in late 2006, with the arrival of new independent directors on the Company’s Board, we formed a new Compensation Committee. In 2007, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise the Committee regarding best practices. FW Cook’s initial role was to help negotiate a new employment agreement for General Ellis in connection with his permanent appointment as our Chief Executive Officer, but soon expanded to an ongoing advisory role assisting the Compensation Committee in setting an agenda and adopting best practices based on a pay-for-performance compensation philosophy.

Setting Executive Compensation

The Company believes that the performance and contribution of our executive officers are critical to our overall success. In order to attract, retain and motivate executives necessary to accomplish the Company’s goals, the Compensation Committee has structured our annual and long-term incentive-based executive compensation to reward executives for achieving those goals. During the last part of 2006 and all of 2007, the factors considered in establishing these compensation plans include:

•	the Company’s need to attract and retain executive talent in the accounting and control functions and in several key operating positions;

•	the Company’s need for executives with experience in turnaround and transitional business situations;

•	the Company’s objective of replacing costly external advisers as quickly as practicable with internal management resources; and

•	the Company’s recognition that, to attract and retain executive talent during this high-risk period, we would need to offer performance-based incentives in addition to base compensation.

During 2007, the Compensation Committee continued its ongoing process, which began in late 2006 with the arrival of new executive officers and new members of the Board, to reassess the overall executive and employee compensation policies of the Company. The Compensation Committee focused on the process of setting executive compensation and on developing best practices based on a pay-for-performance philosophy, including clear objectives and guidelines to replace the primarily ad hoc, discretionary system that previously existed for compensating the Company’s executive officers.

Among other things the Compensation Committee created a “best practices” agenda of meetings, developed a series of tiers pursuant to which newly hired executive officers and certain other employees would receive grants of equity incentive compensation, adopted the 2007 Omnibus Equity Incentive Plan, and adopted the 2007 Annual Incentive Plan.

Elements of Executive Compensation

For the year ended December 31, 2007, the primary elements of compensation for the current named executive officers were (a) base salary, (b) performance-based annual cash bonus, (c) long-term equity incentives, (d) perquisites, and (e) post-employment benefits.

Base Salary

Named executive officers receive a base salary for services. The objective of base salary is to reflect the role and responsibility of the named executive officer, as well as his individual performance. The named executive officers’ base salaries for 2007 were set on a negotiated basis in connection with the employment agreements each of them signed in late 2006 or early 2007. During its review of base salaries for each named executive officer, the Compensation Committee or other Board committee primarily considers an internal review of the executive’s compensation and performance. While salary levels are considered annually, individual salaries may be adjusted during the year on a case-by-case basis.

The officers’ salaries for 2007 were set by the Company’s Chief Executive Officer, subject to review and approval by, and with advice of, the Compensation Committee.

Annual Cash Incentive Bonus

The purpose of the annual cash incentive bonus is to provide a competitive incentive opportunity that rewards both company and individual performance. With respect to 2007, the Compensation Committee, with the assistance of FW Cook, developed the 2007 Annual Incentive Plan (the “Incentive Plan”), which is tied to pre-set financial and non-financial goals based on our 2007 operating plan. The Incentive Plan applies to all of the Company’s employees, including the named executive officers, but excluding General Ellis for reasons that are explained below.

Under the Incentive Plan, the Compensation Committee first sets a target bonus pool, target revenue levels, and target adjusted EBITDA (calculated, for purposes of the plan, as earnings before interest, taxes, depreciation, amortization, certain non-recurring professional fees, non-cash stock compensation and certain other non-cash items). For 2007, the target bonus pool was $2.2 million, target revenue levels were $302 million and target adjusted EBITDA for the plan was $26.4 million. A preliminary bonus pool is then created that is 0-200% of the target bonus pool depending on our actual revenue levels and adjusted EBITDA. The preliminary bonus pool can be increased or decreased by up to 25% at the Compensation

Committee’s discretion based on the achievement of the Compensation Committee’s non-financial goals, which in 2007 were regaining compliance with Securities Exchange Commission filing requirements and the integration of our information systems. Upon its determination that the financial and non-financial goals were met, the Compensation Committee funded the 2007 bonus pool at 100% of the $2.2 million target.

As part of the Incentive Plan, the Compensation Committee also adopted target bonus levels for participants. The target bonuses were 50% of base salary, with a maximum bonus of 100% of base salary for each Messrs. Anderson, Siemer and White. Mr. Canfield resigned before the Incentive Plan was adopted.

Once the final bonus pool is determined, the final allocation of the pool among all eligible employees is approved by the Compensation Committee based upon recommendations by General Ellis, taking into account evaluations of individual performance under the Company’s performance management system and assessments of their relative contributions. Because of his role in recommending such allocations, General Ellis is excluded from the Incentive Plan. However, the Compensation Committee directly sets his bonus, which pursuant to his employment agreement is targeted at 100% of his base salary, based on the same financial and non-financial objectives as are provided under the Incentive Plan.

Based on these criteria, in early 2008, General Ellis received a cash incentive bonus of $700,000 relating to his 2007 performance, which was approximately 108% of his target bonus. Mr. Anderson received a bonus of $215,000, Mr. Siemer received a bonus of $225,000, and Mr. White received a bonus of $175,000, which were approximately 132%, 129% and 140% of their respective target bonuses. Because of his resignation, Mr. Canfield was not eligible for a bonus relating to his 2007 performance.

In addition to the Company meeting all financial goals, the Compensation Committee awarded General Ellis’ 2007 bonus based on his level of achievement with respect to the development and approval of the Company’s strategic plan, improvements to the Company’s internal compliance and operating systems, changes to the ethical culture of the Company both internally and externally, rebranding the Company externally to move past legacy management issues and making significant progress toward various joint venture and teaming arrangements. Mr. Anderson’s 2007 bonus was awarded in recognition of his outstanding leadership and substantial progress in implementing new systems and controls and rebuilding the Company’s financial and accounting teams from scratch, and his achievement of filing a comprehensive report on Form 10-K prior to the end of 2007 and amending it shortly thereafter, thereby bringing the Company back into compliance with its financial reporting obligations. Mr. Siemer’s 2007 bonus was awarded based on his extraordinary dedication to, and successful oversight of, improvements to operations and management on multiple levels, including reporting, cost control and inventory management. Mr. White’s 2007 bonus was awarded as a result of extensive experience in the industry that he used to develop new products, to enhance the Company’s marketing effort, and to grow sales significantly.

On March 12, 2008, the Compensation Committee, with the assistance of FW Cook, adopted the 2008 Annual Incentive Plan, which, like the 2007 Annual Incentive Plan, is tied to pre-set financial and non-financial goals based on the Company’s 2008 operating plan, and applies to all of the Company’s employees, including the named executive officers, but excluding General Ellis. The operation of the 2008 Annual Incentive Plan is substantially similar to the 2007 Annual Incentive Plan.

Long-Term Equity-Based Incentives

The Compensation Committee believes that employee equity ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Executive officers and certain other employees are generally awarded options to purchase shares of our common stock when they sign their employment agreements. They are also eligible to receive equity awards under the 2005 Omnibus Equity Incentive Plan (the “2005 Plan”) and the 2007 Omnibus Equity Incentive Plan (the “2007 Plan”), discussed below, at the discretion of the Compensation Committee, in accordance with a system of tiers the Compensation Committee developed in 2007 based on the executive officers’ (and other employees’) positions.

On July 13, 2007, the Compensation Committee recommended to the Board of Directors for approval, and the Board approved and adopted, the 2007 Plan. The 2007 Plan is designed to assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, and consultants by enabling such persons to acquire or increase a proprietary interest in the Company and providing such persons with long-term performance incentives to expend their maximum efforts in the creation of stockholder value. Because the Company has been unable to obtain stockholder approval of the 2007 Plan, awards granted under that plan are not eligible at this time to qualify as performance-based compensation for purposes of Section 162(m). The 2007 Plan has been designed, however, so that in the event it is approved by the stockholders, subsequent awards will be eligible to qualify as performance-based compensation for purposes of Section 162(m), provided that certain requirements are met.

The purposes of the 2005 and 2007 Plans are to further align the plans’ participants’ interest with those of the stockholders based on growth in value of our equity and long term stockholder return and to motivate participants by appropriate equity and performance based incentives, to achieve long-range performance goals.

In 2007, due to the Company’s filing status with the Securities Exchange Commission, we did not issue regular equity awards to our named executive officers. The only awards issued were in connection with General Ellis and Mr. Anderson signing employment agreements to assume new roles as the Company’s Chief Executive Officer and Chief Financial Officer, respectively.

On March 29, 2007, the Compensation Committee awarded warrants to purchase 900,000 shares of the Company’s common stock under the 2005 Plan to General Ellis in connection with him becoming our Chief Executive Officer, at an exercise price of $3.46 per share, the closing market price of such common stock on that date. The warrants have a ten year term. As of the grant date, 10% of the warrants were vested and exercisable, and 30% of the warrants will become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting will be accelerated upon the occurrence of a change in control of the Company, unless such change in control is a “business combination,” as defined in the 2005 Plan, and a successor company assumes or substitutes such warrants. If such warrants are assumed or substituted, then such warrants will vest immediately if General Ellis is terminated without “cause” within two years of the change in control. Additionally, all unvested warrants immediately vest if General Ellis dies during the term of his employment agreement.

On July 24, 2007, the Compensation Committee awarded warrants to purchase 400,000 shares of the Company’s common stock under the 2007 Plan to Mr. Anderson in connection with him becoming our Chief Financial Officer, at an exercise price of $5.28 per share, the closing market price of such common stock on that date. The warrants have a ten year term. As of the grant date, 10% of the warrants were vested and exercisable, and 30% of the warrants will become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting will be accelerated upon occurrence of a change in control of the Company unless such change in control is a “business combination,” as defined in the 2007 Plan, and a successor company assumes or substitutes such warrants.

Also on July 24, 2007, warrant awards with respect to an additional 295,000 shares were made to key officers and employees other than the named executive officers with a similar exercise price and vesting schedule.

Additionally, on March 12, 2008, the Compensation Committee, in consultation with FW Cook, granted deferred stock awards (“DSAs”) pursuant to the 2007 Plan to the current executive officers. The grants were made in recognition of the executive officers’ significant accomplishments and dedicated efforts during 2007 and with a view toward retention and further aligning the executive officers’ interests with the interests of the Company’s stockholders. General Ellis received 100,000 DSAs and Messrs. Anderson, Siemer and White each received 50,000 DSAs. Each DSA represents the contingent right to acquire one share of the Company’s common stock. The DSAs vest in their entirety on March 12, 2011, which is the third anniversary of the grant date, and the shares become deliverable on the first business day following the vesting date. Additionally, the DSAs will vest immediately if the Company experiences a change in control and, within twenty-four months following such change in control, the employee is terminated without “cause” or terminates his employment for “good reason” as defined in the employee’s employment agreement with the Company.

Perquisites

Upon relocating our corporate headquarters from New York to Florida in July 2006, the Company leased an apartment for General Ellis, beginning in October of 2006 through February 2007, at $1,800 per month. During January and February 2007, the Company also provided General Ellis a car allowance of $650 per month. Beginning in March 2007, General Ellis was paid a monthly cash stipend of $5,000 pursuant to his new employment agreement.

Beginning in October 2006, the Company provided a monthly cash stipend to Mr. Siemer of $2,500. This cash stipend is required pursuant to his employment agreement and is designed to cover his out-of-pocket living expenses.

The Company also provides each of our named executive officers with health insurance, which is generally available to our other executive officers and full time employees. Because of his retirement benefits from the United States Army, General Ellis does not avail himself of such health insurance. The Company does not provide any other perquisites or personal benefits to our current named executive officers.

Post-Employment Benefits

General Ellis’ employment agreement provides for the payment in installments to General Ellis of an aggregate amount equal to 24 months annual base salary, plus two times his target bonus and a pro rata bonus for the year of termination based on performance for the year, in the event the agreement is terminated prior to the end of the employment term by the Company without “cause” or by General Ellis for “good reason,” as such terms are defined below under “Potential Payments upon Termination or Change in Control.” For a 24-month period following his termination, General Ellis would be subject to non-compete and non-disclosure obligations.

Mr. Anderson’s and Mr. Siemer’s employment agreements each provide for the payment in installments of an aggregate amount equal to 12 months annual base salary in the event the agreement is terminated prior to the end of the employment term by the Company without “cause” or by the named executive officer for “good reason.” In addition, Mr. Anderson would be entitled to receive the greater of his target bonus, if any, for the fiscal year in which the termination occurs and the average amount of annual bonuses paid to him for the two fiscal years preceding the year in which the termination occurs. Pursuant to a March, 2008 amendment to his employment agreement, Mr. Siemer would also be entitled to receive his target bonus, if any, for the fiscal year in which the termination occurs. For a 12-month period following his termination, the named executive officer would be subject to non-compete and non-disclosure obligations.

Mr. White’s 2006 employment agreement provides for the payment in 12 monthly installments of an aggregate amount equal to six months annual base salary in the event the agreement is terminated prior to the end of the employment term by the Company without “cause.” Pursuant to a March, 2008 amendment to his employment agreement, Mr. White is currently entitled to receive 12 months annual base salary and his target bonus, if any, for the fiscal year in which the termination occurs in the event the agreement is terminated prior to the end of the employment term by the Company without “cause” or by Mr. White for “good reason.” For a 12-month period following his termination, Mr. White would be subject to non-compete and non-disclosure obligations.

Mr. Canfield’s employment agreement provided for similar post-employment benefits to those described above for Mr. Anderson and Mr. Siemer. Because Mr. Canfield resigned without “good reason,” however, he did not receive such benefits.

All unvested warrants awarded to the named executive officers will vest upon a change in control and the named executive officer will be entitled to exercise such warrants, unless such change in control is a “business combination,” as defined in the 2005 Plan, and such warrants are assumed or substituted by a successor company. If they are assumed or substituted by a successor company, General Ellis’ 900,000 warrants will also vest immediately if he is terminated without “cause” within two years of the change in control.

All deferred stock awards awarded to the named executive officers will vest immediately if the Company experiences a change in control and, within twenty-four months following such change in control, the employee is terminated without “cause” or terminates his employment for “good reason” as defined in the employee’s employment agreement with the Company.

The Company believes that the above described severance provisions and accelerated vesting play a valuable role in attracting and retaining key executive officers, particularly our new executive officers hired in 2006. These post-employment payments and benefits also enable the Company to obtain specific post-employment non-competition, non-solicitation and non-disclosure obligations that we believe are of value to the Company and our stockholders. We further believe these agreements are customary in our industry.

The circumstances under which severance and other post-employment payments and benefits will be made or provided and the amount of such payments and benefits are described under “Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Implications

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct in any one taxable year certain compensation in excess of $1 million paid to the CEO and the next three most highly compensated executive officers (other than the principal financial officer). The Compensation Committee uses, where practical, compensation policies and programs that preserve the tax deductibility of compensation; however, the Committee at its sole discretion may approve payment of nondeductible compensation from time to time, and it has done so in the past due to the unavailability of stockholder-approved bonus programs. Long-term equity-based incentive awards granted under the 2005 Plan are eligible to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code provided the grants comply with certain requirements. Because the Company has been unable to obtain stockholder approval of the 2007 Plan, awards granted under that plan are not eligible at this time to qualify as performance-based compensation for purposes of Section 162(m). The 2007 Plan has been designed, however, so that in the event it is approved by the stockholders, subsequent awards that meet the requirements of the Internal Revenue Code will be eligible to qualify as performance-based compensation for purposes of Section 162(m)

The American Jobs Act of 2004 added Section 409A to the Internal Revenue Code. Section 409A revises the tax rules governing non-qualified deferred compensation strategies. The Company will continue to review Section 409A and its rules and regulations and may adapt our deferred compensation arrangements as needed.

The Company accounts for equity-based payments, including awards made under our 2005 Plan and 2007 Plan, in accordance with the requirements of SFAS 123R. The Compensation Committee, when granting equity-based awards, is made aware by management of the accounting impact of SFAS 123R.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (i) was, during the last fiscal year, an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. During the last completed fiscal year, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executives serving on our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee shall not be deemed to be incorporated by reference into any previous filing by us under either the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE:

David Bell (Chair)

Senator (Ret.) William P. Campbell

Maurice Hannigan

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer and President, Chief Financial Officer, our two other most highly compensated executive officers during fiscal 2007, and the former General Counsel and Secretary due to the fact that he held such positions during a portion of fiscal 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)			Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)			Total ($)
Larry Ellis, President and Chief Executive Officer	2007 2006	$ $	613,750 529,240	$	— 700,000	$ $	1,671,629 884,198	(2)	$700,000 —	$ $	54,900 13,317	(3) (4)	$ $	3,040,279 2,126,755

James F. Anderson, Senior Vice President & Chief Financial Officer	2007 2006	$ $	313,425 97,500	$	— 21,750		$517,972 —		$215,000 —		— —	(5) (5)	$ $	1,046,397 119,250

John C. Siemer, Chief Operating Officer—Chief of Staff	2007 2006	$ $	350,000 152,418	$	— 61,250	$ $	306,527 157,619		$225,000 —		$30,000 —	(6) (5)	$ $	911,527 371,287

Sam White, Head of Global Sales	2007 2006	$ $	250,000 174,816	$	— 125,000	$ $	150,179 40,040		$175,000 —		— —	(5) (5)	$ $	575,179 339,856

Thomas Canfield, General Counsel and Secretary (7)	2007 2006	$ $	266,700 145,329	$	— 26,250	$ $	101,733 157,619	(8)	— —		$15,000 —	(9) (5)	$ $	383,433 329,198

(1)	The value of stock option awards included within this column reflect the dollar amount recognized in our consolidated financial statements for the fiscal year ended December 31, 2007, in accordance with SFAS 123R. Additional information regarding the assumptions used to estimate the fair value of the stock option awards is included in Note 7 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for our 2007 fiscal year. In accordance with SFAS 123R, the Company calculated the fair value of its stock options awarded using the Black-Scholes model at the time the options were granted. Please note that the value included within this column have not been, and may never be, realized. The options might never be exercised and the value, if any, will depend on the exercise price and the share price on the exercise date. For additional information on each individuals outstanding equity awards as of December 31, 2007, including the number of unexercised options that are exercisable, the number of unexercised options that are not yet exercisable and the option exercise price, please refer to the Outstanding Equity Awards at Fiscal Year-End table included below.
(2)	This value includes $67,771 attributable to the 50,000 warrants to purchase common stock that Mr. Ellis was awarded in 2006 for service as a director of the Company.
(3)	Consist of a monthly stipend of $5,000 from March through December, 2007, and apartment rental of $1,800 per month and automobile allowance of $650 per month for January and February of 2007.
(4)	General Ellis’ 2006 perquisites consist of apartment rental of $1,800 per month and automobile allowance of $650 per month prorated from October 2006 through December 2006.
(5)	Total value of perquisites received by such officer during such fiscal year was less than $10,000.
(6)	Mr. Siemer’s 2007 perquisites consist of combined apartment rental and automobile allowance of $2,500 per month from 2007.
(7)	Mr. Canfield resigned from the Company, effective as of September 30, 2007.
(8)	This value includes a reduction of $42,296 in connection with 240,000 warrants forfeited by Mr. Canfield upon his resignation.
(9)	Mr. Canfield’s 2007 perquisites consist of combined apartment rental and automobile allowance of $2,500 per month from January through September, 2007.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table sets forth specific information regarding all grants from equity and non-equity plans in fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)
Larry Ellis	3/29/07	—	$650,000	(2)	—		900,000	(3)	$3.46	$2,334,965
James F. Anderson	7/24/07	—	$162,500	(4)	$325,000	(4)	400,000	(5)	$5.28	$1,516,221
John C. Siemer	—	—	$175,000	(4)	$350,000	(4)	—		—	—
Sam White	—	—	$125,000	(4)	$250,000	(4)	—		—	—
Thomas Canfield (6)	—	—	—		—		—		—	—

(1)	These columns show the potential value of the payout for each named executive officer. The potential payouts are performance-driven and therefore completely at risk. The performance goals for determining the payout are described more fully in the Compensation Discussion and Analysis.
(2)	Pursuant to General Ellis’ employment agreement, with final determination of cash bonus made by the Compensation Committee based on the same financial and non-financial objectives as are provided under the 2007 Annual Incentive Plan.
(3)	Pursuant to the 2005 Omnibus Equity Incentive Plan.
(4)	Pursuant to the 2007 Annual Incentive Plan.
(5)	Pursuant to the 2007 Omnibus Equity Incentive Plan.
(6)	Mr. Canfield resigned from the Company, effective as of September 30, 2007.

Factors Material to Compensation of Executive Officers

Employment Agreements and Equity Compensation

On March 29, 2007, the Company entered into a new employment agreement with General Larry Ellis, our President and CEO. The agreement has an initial term of four years. Pursuant to the agreement, General Ellis is eligible to receive an annual salary of not less than $650,000 for fiscal year 2007 and an annual cash incentive bonus in an amount to be determined in the discretion of the Compensation Committee, which amount will be based on approved performance criteria as described above under “Compensation Discussion and Analysis.” The amount of such annual cash incentive bonus is targeted at 100% of his base salary. General Ellis’ employment agreement also provided for the grant of warrants to acquire 900,000 shares of our Common Stock, which were granted on March 29, 2007, at an exercise price equal to $3.46 per share, the closing market price of the Company’s common stock on that date. The warrants have a ten year term. As of the grant date, 10% of the warrants were vested and exercisable, and 30% of the warrants will become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting will be accelerated upon the occurrence of a change in control of the Company, unless such change in control is a “business combination,” as defined in the 2005 Plan, and a successor company assumes or substitutes such warrants. If such warrants are assumed or substituted, then such warrants will vest immediately if General Ellis is terminated without “cause” within two years of the change in control. Additionally, all unvested warrants immediately vest if General Ellis dies during the term of his employment agreement. The employment agreement also provides for the payment in installments to General Ellis of an aggregate amount equal to 24 months annual base salary, plus two times his target bonus and a pro rata bonus for the year of termination based on performance for the year, in the event the agreement is terminated by the Company prior to the end of the employment term without “cause” or by General Ellis for “good reason,” as such terms are defined below under “Potential Payments upon Termination or Change in Control.” During such 24-month period, General Ellis would be subject to non-compete and non-disclosure obligations.

On June 21, 2007, the Company entered into an employment agreement with James F. Anderson, providing for his employment as our Chief Financial Officer. The agreement has an initial term of three years. Mr. Anderson’s employment agreement provides for an annual base salary of not less than $325,000, and upon a review of his performance at the end of each fiscal year, is entitled to receive a bonus, pursuant to the Company’s cash incentive bonus program. The agreement also provided for the grant to Mr. Anderson of warrants to acquire 400,000 shares of the Company’s common stock. On July 24, 2007, these warrants were granted to Mr. Anderson at an exercise price equal to $5.28 per share, the closing market price of the Company’s common stock on that date. The warrants have a ten year term. As of the grant date, 10% of the warrants were vested and exercisable, and 30% of the warrants will become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting will be accelerated upon occurrence of a change in control of the Company unless such change in control is a “business combination,” as defined in the 2007 Plan, and a successor company assumes or substitutes such warrants. The employment agreement also provides for the payment in installments to Mr. Anderson of an aggregate amount equal to 12 months annual base salary in the event the agreement is terminated prior to the end of the employment term by the Company without “cause” or by Mr. Anderson for “good reason.” In addition, Mr. Anderson would be entitled to receive the greater of his target bonus, if any, for the fiscal year in which the termination occurs and the average amount of annual bonuses paid to him for the two fiscal years preceding the year in which the termination occurs. During such 12-month period, Mr. Anderson would be subject to non-compete and non-disclosure obligations.

On September 28, 2006, John C. Siemer, the Company’s Chief Operating Officer and Chief of Staff, entered into an employment agreement with us. The agreement has an initial term of three years. Pursuant to the agreement, Mr. Siemer is entitled to receive an annual base salary of not less than $350,000, and upon a review of his performance at the end of each fiscal year, is entitled to receive a bonus, pursuant to the Company’s cash incentive bonus program. The agreement also provided for the grant to Mr. Siemer of warrants to acquire 400,000 shares of the Company’s common stock. On September 28, 2006, these warrants were granted to Mr. Siemer at an exercise price equal to $2.82 per share, the closing market price of the Company’s common stock on that date. The warrants have a ten year term. As of the grant date, 10% of the warrants were vested and exercisable, and 30% of the warrants will become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting will be accelerated upon occurrence of a change in control of the Company unless such change in control is a “business combination,” as defined in the 2005 Plan, and a successor company assumes or substitutes such warrants. Additionally, in connection with joining us, Mr. Siemer was granted a signing bonus of $54,726, a portion of which was per diem compensation, based on his base salary rate, for days worked prior to the effective date of his employment agreement. If he is terminated by the Company without “cause” or if he resigns for “good reason,” Mr. Siemer is entitled to receive his then current salary for twelve months following such termination or resignation. Pursuant to a March, 2008 amendment to his employment agreement, Mr. Siemer would also be entitled to receive his target bonus, if any, for the fiscal year in which the termination occurs. During such 12-month period, Mr. Siemer would be subject to non-compete and non-disclosure obligations.

On November 1, 2006, Sam White, the Company’s Head of Global Sales, entered into an employment agreement with us. The agreement has an initial term of three years. Pursuant to the agreement, Mr. White is entitled to receive an annual base salary of not less than $250,000 and upon a review of his performance at the end of each fiscal year, is entitled to receive a bonus pursuant to the Company’s cash incentive bonus program. On December 6, 2006, warrants to purchase 150,000 shares of the Company’s common stock were granted to Mr. White at an exercise price equal to $2.59 per share, the closing market price of the Company’s common stock on that date. The warrants have a ten year term. As of the grant date, 10% of the warrants were vested and exercisable, and 30% of the warrants will become vested and exercisable on each of the three subsequent anniversary dates following the grant date, provided such future vesting will be accelerated upon occurrence of a change in control of the Company unless such change in control is a “business combination,” as defined in the 2005 Plan, and a successor company assumes or substitutes such warrants. Under the 2006 agreement, Mr. White would be entitled to the payment in installments of an aggregate amount equal to six months annual base salary in the event the agreement is terminated prior to the end of the employment term by the Company without “cause.” Pursuant to a March, 2008 amendment to his employment agreement, Mr. White is currently entitled to receive 12 months annual base salary and his target bonus, if any, for the fiscal year in which the termination occurs in the event the agreement is terminated prior to the end of the employment term by the Company without “cause” or by Mr. White for “good reason.” For a 12-month period following his termination, Mr. White would be subject to non-compete and non-disclosure obligations.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information, on an award-by-award basis, concerning unexercised warrants to purchase common stock that are held by each named executive officer and outstanding as of December 31, 2007. None of the named executive officers who remain employed by the Company have transferred any of the awards that are reported in the table below.

	Option (Warrant) Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Larry Ellis	200,000	300,000	(1)		$7.66	5/24/2010
	50,000				$4.89	12/13/2010
	50,000				$2.28	11/9/2011
	90,000	810,000	(2)		$3.46	3/29/2017
James F. Anderson	40,000	360,000	(3)		$5.28	7/24/2017
John C. Siemer	160,000	240,000	(4)		$2.82	9/28/2016
Sam White	5,000 60,000	90,000	(5)	$ $	2.01 2.59	2/6/2008 12/5/2016
Thomas Canfield (6)	160,000	—			$2.82	9/28/2016

(1)	These warrants vest 100,000 shares each year beginning May 24, 2008 through May 24, 2010.
(2)	These warrants vest 270,000 shares each year beginning March 29, 2008 through March 29, 2010.
(3)	These warrants vest 120,000 shares each year beginning July 24, 2008 through July 24, 2010.
(4)	These warrants vest 120,000 shares each year beginning September 28, 2008 through September 28, 2009.
(5)	These warrants vest 45,000 shares each year beginning December 5, 2008 through December 5, 2009.
(6)	Mr. Canfield resigned from the Company, effective as of September 30, 2007.

Option (Warrant) Exercises and Stock Vested

The named executive officers did not exercise any options or warrants or own any restricted stock that vested during fiscal 2007.

Potential Payments upon Termination or Change in Control

As previously indicated in the discussion entitled “Employment Agreements” above, General Ellis and Messrs. Anderson, Siemer, and White are each entitled to receive benefits in certain instances related to a change in control, as described below. Additionally, General Ellis and Messrs. Anderson, Siemer, and White are each entitled to receive benefits in certain instances related to termination.

Each of General Ellis and Mr. White received grants of warrants to purchase shares of the Company’s common stock under the 2005 Plan. Mr. Siemer received warrants the terms of which, though not issued under the 2005 Plan, mirror the 2005 Plan in all material respects. Mr. Anderson was granted warrants under the 2007 Plan. All of these grants of warrants vested with respect to 10% of the amount granted on the respective grant dates, and 30% of the amount granted on each of the following three anniversaries of the applicable grant date. However, such future vesting will be accelerated upon the occurrence of an “event of change in control” of the Company unless such change in control is a “business combination,” as defined in the 2005 Plan or 2007 Plan, as applicable, and a successor company assumes or substitutes such warrants. In the case of the 900,000 warrants granted to General Ellis in 2007, such warrants will vest immediately if a successor company assumes or substitutes the warrants and, during a period of two years following such change in control, General Ellis’ employment is terminated without “cause.”

Under the employment agreements of General Ellis and Messrs. Anderson and Siemer, each is entitled to termination payments if his employment is terminated by the Company without “cause,” or if such executive terminates his employment with “good reason.” Under his 2006 employment agreement, Mr. White is entitled to termination payments if his employment is terminated by the Company without “cause,” and pursuant to a March, 2008 amendment to his employment agreement, Mr. White is also entitled to termination payments if he terminates his employment with “good reason.”

“Cause” is generally defined as follows:

•

the executive engaged in fraudulent or dishonest conduct (as determined by a court or other fact finding body) that the Board of Directors reasonably determines has or would have a material adverse impact on the Company;

•	conviction of, or the pleading of no contest to a felony criminal offense;

•	willful refusal of the executive to perform his material employment-related duties or intentionally engaging in conduct that is materially adverse to the Company’s business interests; or

•	gross negligence in the performance of the executive’s material employment duties.

“Good reason” is generally defined as:

•	a material diminution of the executive’s duties or the assignment of responsibilities that are materially inconsistent with his position;

•	a reduction in the executive’s compensation (excluding a reduction of annual bonus due to the failure to achieve a target performance objective) or the executive’s benefits;

•	a relocation of the Company from South Florida; or

•	a material breach by the Company of the terms of the executive’s employment agreement.

The following table sets forth the estimated value of the benefits each executive officer would be entitled to receive if his employment was terminated in each of five termination scenarios as of December 31, 2007, assuming no change in control previously occurred.

Name	Death		Disability		Terminated by Company for Cause	Terminated by Company other than for Disability, Death or Cause		Terminated by Executive for Good Reason
Larry Ellis	$853,900	(1)	$700,000	(2)	—	$3,300,000	(3)	$3,300,000	(3)
James F. Anderson	—		—		—	$487,500	(4)	$487,500	(4)
John C. Siemer	—		—		—	$350,000	(5)	$350,000	(5)
Sam White	—		$125,000	(6)	—	$125,000	(7)	—	(8)

(1)	General Ellis’ employment agreement provides that upon his death, his outstanding warrants will vest immediately and he will be entitled to receive a pro rata bonus for the year of termination based on his performance for that year, paid within two and a half months following the end of the year in which the date of termination occurs. The amount set forth in the table above includes (a) the value of $153,900 attributable to accelerated vesting of unvested warrants based on the positive difference between the exercise price of the warrants and the closing market price of the Company’s common stock on December 31, 2007 ($3.65 per share), multiplied by the number of shares subject to the warrants and (b) $700,000, which is the bonus General Ellis actually received for his performance in 2007.
(2)	General Ellis’ employment agreement provides that upon termination of his employment for disability, he will be entitled to receive a pro rata bonus for the year of termination based on his performance for that year, paid within two and a half months following the end of the year in which the date of termination occurs. The amount set forth in the table above consists of the bonus General Ellis actually received for his performance in 2007.

(3)	General Ellis’ employment agreement provides that upon termination of his employment by the Company for reason other than death, disability or cause, or by General Ellis for good reason, he is entitled to receive (a) a pro rata bonus for the year of termination based on General Ellis’ performance for that year, paid within two and a half months following the end of the year in which the date of termination occurs, (b) a “Severance Package” equal to two times each of General Ellis’ annual base salary and a bonus of an additional 100% of annual base salary, paid in 24 equal monthly installments and (c) eligibility to continue to participate in the Company’s benefit program. The first payment of the Severance Package, comprised of the first six installments, will be made on the first business day following the date six months after the termination date, and subsequent payments shall be made on a monthly basis from the seventh month through the twenty-fourth month following termination. The amount set forth in the table above includes (a) $700,000, which is the bonus General Ellis actually received for his performance in 2007 and (b) a Severance Package of $2,600,000. As General Ellis does not currently avail himself of the benefit program, the estimated value he would receive from continued participation would be zero.
(4)	Mr. Anderson’s employment agreement provides that upon termination of his employment by the Company for reason other than death, disability or cause, or by Mr. Anderson for good reason, he is entitled to receive (a) the sum of his annual base salary then in effect and the greater of his target bonus, if any, for the fiscal year in which the termination occurs and the average amount of annual bonuses paid to him for the two fiscal years preceding the year in which the termination occurs, paid in twelve equal monthly installments, and (b) eligibility to continue to participate in the Company’s benefit program. The amount set forth in the table above consists of Mr. Anderson’s annual base salary of $325,000 and his target bonus for 2007 of $162,500. The value of Mr. Anderson’s continued participation in the Company’s benefit program is less than $10,000.
(5)	Mr. Siemer’s employment agreement as of December 31, 2007, provided that upon termination of his employment by the Company for reason other than death, disability or cause, or by Mr. Siemer for good reason, he was entitled to receive (a) his annual base salary then in effect, paid in twelve equal monthly installments, and (b) eligibility to continue to participate in the Company’s benefit program. The amount set forth in the table above consists of Mr. Siemer’s annual base salary of $350,000. The value of Mr. Siemer’s continued participation in the Company’s benefit program is less than $10,000. In addition, pursuant to a March, 2008 amendment to his employment agreement, Mr. Siemer would now also be entitled to receive his target bonus, if any, for the fiscal year in which the termination occurs, paid in twelve equal monthly installments, which amount is not included in the table.
(6)	Mr. White’s employment agreement as of December 31, 2007, provided that upon termination of his employment by the Company for reason other than death or cause, he would be entitled to receive six months base salary, paid in twelve equal monthly installments. The amount set forth in the table above consists of one half of his annual base salary of $250,000. Pursuant to a March, 2008 amendment to Mr. White’s employment agreement, Mr. White would no longer be eligible to receive this amount if terminated for disability.
(7)	Mr. White’s employment agreement as of December 31, 2007, provided that upon termination of his employment by the Company for reason other than death or cause, he would be entitled to receive six months base salary, paid in twelve equal monthly installments. The amount set forth in the table above consists of one half of his annual base salary of $250,000. Pursuant to a March, 2008 amendment to his employment agreement, Mr. White would now be entitled to receive the sum of his annual base salary then in effect plus his target bonus, if any, for the fiscal year in which the termination occurs, paid in twelve equal monthly installments. Mr. White would also now continue to be eligible to participate in the Company’s benefit program.
(8)	Mr. White’s employment agreement as of December 31, 2007, did not include a provision for termination by the executive for good reason. Pursuant to a March, 2008 amendment to his employment agreement, however, Mr. White would now be entitled to receive the sum of his annual base salary then in effect plus his target bonus, if any, for the fiscal year in which the termination occurs, paid in twelve equal monthly installments. Mr. White would also now continue to be eligible to participate in the Company’s benefit program.

If a change in control had occurred on December 31, 2007, and the change in control was not a business combination or the Company’s warrants were not assumed or substituted by a successor company, then all unvested warrants to purchase shares of the Company’s common stock would immediately vest pursuant to their terms. Accordingly, the named executive officers would receive a benefit estimated to be valued as follows:

Name	Value
Larry Ellis	$153,900
James F. Anderson	—
John C. Siemer	$199,200
Sam White	$95,400

The value in the above table is based upon the positive difference, if any, between the exercise price of each named executive officer’s warrant, and the closing market price of the Company’s common stock on December 31, 2007 ($3.65 per share), multiplied by the number of unvested shares subject to each such warrant.

The election of Steel Partners’ nominees at the 2008 Annual Meeting would constitute a change in control (but not a business combination) and the executive officers’ unvested warrants would consequently vest immediately upon such election. Accordingly, the executive officers would receive a benefit estimated to be valued as follows:

Name	Value
Larry Ellis	$102,600
James F. Anderson	—
John C. Siemer	$199,200
Sam White	$95,400

The value in the above table is based upon the positive difference, if any, between the exercise price of each executive officer’s warrant, and the closing market price of the Company’s common stock on March 14, 2008 ($3.65 per share), multiplied by the number of unvested shares subject to each such warrant as of April 22, 2008, the date of the 2008 Annual Meeting. The actual value each executive officer would receive may vary depending on the closing market price of the Company’s common stock on April 22, 2008.

Additionally, the deferred stock awards awarded to the named executive officers in March, 2008, will vest immediately if the Company experiences a change in control and, within twenty-four months following such change in control, the employee is terminated without “cause” or terminates his employment for “good reason” as defined in the employee’s employment agreement with the Company. The election of Steel Partners’ nominees at the 2008 Annual Meeting would constitute a change in control, but would not trigger the acceleration of each of the executive officers’ deferred stock awards unless each respective officer’s employment is thereafter terminated by the Company without cause or by the executive for good reason.

As defined in our 2005 Plan and 2007 Plan, and as provided in Mr. Siemer’s warrant award, a change in control generally occurs if:

•	Any person, entity or group acquires more than 50% of either the Company’s outstanding shares of voting stock, or the combined voting power of our then outstanding voting securities;

•	There is a replacement of a majority of the members of the Board of Directors during any 12 month period, unless the new directors have been approved by at least a majority of the incumbent board; or

•

The consummation occurs of a “business combination,” defined as a reorganization, merger or similar transaction, or a sale of substantially all of the company’s assets, unless the stockholders before such transaction own directly or indirectly 50% or more of the then outstanding voting securities of the corporation resulting from the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as of February 29, 2008, with respect to the beneficial ownership of shares of the Company’s common stock by:

(a)	Each person known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

(b)	Each of the Company’s directors, director nominees and named executive officers; and

(c)	All of the Company’s current executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and generally includes voting or investment power over securities. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of February 29, 2008 upon the exercise of options or warrants or upon the vesting of deferred stock awards. Each beneficial owner’s percentage ownership is determined by assuming that all options or warrants held by such persons that are exercisable within 60 days of February 29, 2008 have been exercised, based on 51,085,885 shares outstanding as of February 29, 2008. Except in cases where community property laws apply or as indicated in the footnotes to this table, the Company believes that each stockholder identified in the table possess sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Name	Number	Percent
Directors and Named Executive Officers

General Larry Ellis (1)	662,000	1.3%

Senator (Ret.) William P. Campbell (2)	87,440	*

Jack A. Henry (3)	27,678	*

David Bell (4)	23,548	*

Maurice Hannigan (5)	25,588	*

General Martin R. Berndt (6)	12,339	*

Suzanne M. Hopgood (7)	15,033	*

James F. Anderson (8)	40,000	*

John C. Siemer (9)	160,000	*

Sam White (10)	66,000	*

All current directors and executive officers as a group (10 persons)	1,119,626	2.1%

Thomas C. Canfield (11)	160,000	*

5% Holders

David H. Brooks 800 South Ocean Drive Boca Raton, Florida 33432 (12)	11,712,978	22.9%

Harbinger Capital Partners Master Fund I, Ltd. One Riverchase Parkway South Birmingham, Alabama 35244 (13)	7,537,225	14.8%

Name	Number	Percent
Steel Partners II, L.P. 590 Madison Avenue, 32nd Floor New York, New York 10022 (14)	3,441,922	6.7%

Terry S. Brooks 800 South Ocean Drive Boca Raton, Florida 33432 (12)	3,057,292	6.0%

*	Indicates ownership in an amount less than 1% of our outstanding common stock.
(1)	General Ellis is a director of the Company and our President and Chief Executive Officer. The amount beneficially owned by General Ellis includes 660,000 warrants currently exercisable or exercisable within 60 days.
(2)	Senator Campbell is Chairman of the Company’s Board of Directors. The amount beneficially owned by Senator Campbell includes 50,000 warrants currently exercisable or exercisable within 60 days and 24,940 shares that will be vested within 60 days pursuant to one or more deferred stock awards.
(3)	Mr. Henry is a director of the Company. The amount beneficially owned by Mr. Henry includes 6,986 warrants currently exercisable or exercisable within 60 days and 13,063 shares that will be vested within 60 days pursuant to one or more deferred stock awards.
(4)	Mr. Bell is a director of the Company. The amount beneficially owned by Mr. Bell includes 5,342 warrants currently exercisable or exercisable within 60 days and 12,373 shares that will be vested within 60 days pursuant to one or more deferred stock awards.
(5)	Mr. Hannigan is a director of the Company. The amount beneficially owned by Mr. Hannigan includes 5,342 warrants currently exercisable or exercisable within 60 days and 12,954 shares that will be vested within 60 days pursuant to one or more deferred stock awards.
(6)	General Berndt is a director of the Company. The amount beneficially owned by General Berndt includes 9,346 shares that will be vested within 60 days pursuant to one or more deferred stock awards.
(7)	Ms. Hopgood is a director of the Company. The amount beneficially owned by Ms. Hopgood includes 10,004 shares that will be vested within 60 days pursuant to one or more deferred stock awards.
(8)	Mr. Anderson is the Company’s Senior Vice President and Chief Financial Officer. The amount beneficially owned by Mr. Anderson includes 40,000 warrants currently exercisable or exercisable within 60 days.
(9)	Mr. Siemer is the Company’s Chief Operating Officer and Chief of Staff. The amount beneficially owned by Mr. Siemer includes 160,000 warrants currently exercisable or exercisable within 60 days.
(10)	Mr. White is the Company’s Head of Global Sales. The amount beneficially owned by Mr. White includes 60,000 warrants currently exercisable or exercisable within 60 days.
(11)	Mr. Canfield is the Company’s former General Counsel and Secretary. The amount beneficially owned by Mr. Canfield includes 160,000 warrants currently exercisable or exercisable within 60 days.
(12)	Based upon a Schedule 13-D/A filed with the SEC on November 30, 2006. David H. Brooks is the Company’s former Chairman and Chief Executive Officer, and according to the Schedule 13-D/A Terry S. Brooks is his spouse.
(13)	Based upon a Schedule 13-D/A filed with the SEC on May 15, 2007.
(14)	Based upon a Schedule 13-D filed with the SEC on February 11, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of the Company’s common stock and other equity securities. To our knowledge, based solely upon a review of copies of such reports and amendments thereto furnished to the Company and written representations that no other reports were required during and with respect to the year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of more than 10% of our Common Stock were complied with except as follows: (i) Martin R. Berndt and Suzanne M. Hopgood, members of the Board of Directors, were each late filing a Form 3, a Form 4 and reporting one transaction; (ii) Cary Chasin and Gary Nadelman, former directors, and David Bell and Maury Hannigan, members of the Board of Directors, were each late filing a Form 4 and reporting one transaction; (iii) Jack A. Henry, a member of the Board of Directors, was late filing two Forms 4 and reporting two transactions; (iv) William P. Campbell, Chairman of the Board of Directors, was late filing a Form 4 and reporting one transaction; (v) Larry Ellis, the Company’s President and CEO and member of our Board of Directors, was late filing a Form 4 and reporting one transaction; and (vi) James F. Anderson, Senior Vice President and CFO, was late filing a Form 4 and reporting one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Future relationships and transactions, if any, with affiliated parties will be reviewed by the Company’s Audit Committee for any potential conflict of interest. If the Audit Committee determines that any such transaction creates a conflict of interest situation, the Company will not proceed with such transaction unless approved in advance by the Audit Committee.

Indemnification

Pursuant to Delaware law and certain indemnification agreements entered into with the Company’s former Chairman and Chief Executive Officer, David H. Brooks, the Company’s former Chief Financial Officer, Dawn Schlegel, and the Company’s former Chief Operating Officer, Sandra Hatfield, we advanced expenses and legal fees to each of Mr. Brooks, Ms. Schlegel and Ms. Hatfield in the amounts of $5,894,000, $562,000 and $242,000, respectively, during 2006. For 2007, these costs for Mr. Brooks, Ms. Schlegel, and Ms. Hatfield were $797,000, $493,000 and $481,000, respectively.

SUBMISSION OF STOCKHOLDER PROPOSALS

From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the Company’s proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the Company’s proxy statement or considered at an annual meeting, a stockholder must timely submit nominations of directors or other proposals to the Company in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. The Company’s bylaws contain advance notice provisions, requiring that notice of business to be properly brought before next year’s Annual Meeting be delivered to the Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the first anniversary of the date on which these proxy materials were mailed. We intend to hold our 2009 Annual Meeting during May 2009. The Company must receive proposals for the 2009 Annual Meeting no later than [        ] for inclusion in the 2009 proxy statement. Stockholders should direct any proposals, as well as related questions, to our Corporate Secretary at the address set forth on the first page of this Proxy Statement.

ANNUAL REPORT

The Company’s 2007 annual report to stockholders has been mailed to stockholders concurrently with the mailing of this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered to be a part of our proxy solicitation materials.

Upon request, we will provide without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of our annual report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. Any exhibits listed in the annual report on Form 10-K also will be furnished upon request at the actual expense that we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our principal executive offices at 2102 SW 2nd St., Pompano Beach, Florida, 33069.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

Pursuant to the rules of the SEC, the Company and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and the Proxy Statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing our Corporate Secretary at Point Blank Solutions, Inc., 2102 S.W. 2nd St, Pompano Beach, Florida 33069, telephone (954) 630-0900.

Pompano Beach, Florida

Dated: March [    ], 2008

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

OF PROXIES BY POINT BLANK SOLUTIONS, INC.

Under applicable SEC rules, members of the Company’s Board of Directors, the Board’s nominees, the current executive officers of Point Blank Solutions, Inc., and Patrick A. Stallings, the Company’s Vice President of Global Business Development and Government Relations of Point Blank Solutions, Inc. are deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with its 2008 Annual Meeting of Stockholders. Additionally, the following are deemed “associates” of the participants: (i) any corporation or organization in which a participant is an officer or a partner or is (directly or indirectly) the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or estate in which a participant has a substantial beneficial interest or as to which a participant serves as a trustee or other fiduciary; and (iii) any relative or spouse, or relative of that spouse, who has the same home as a participant or is a director or officer of Point Blank Solutions, Inc. or a subsidiary. Certain information about the persons who are deemed “participants” and their associates is provided below.

Director Nominees

The names and principal occupations of Point Blank Solutions, Inc.’s director nominees who are deemed participants in the Company’s solicitation are set forth in Proposal No. 1 under the “Election of Directors” section of the proxy statement. The mailing address of the Company’s directors and director nominees is c/o Point Blank Solutions, Inc., 2102 S.W. 2nd St., Pompano Beach, Florida, 33069.

Executive Officers and Patrick A. Stallings

The principal occupations of Point Blank Solutions, Inc.’s current executive officers and Patrick A. Stallings, who are deemed “participants” in the Company’s solicitation of proxies, are set forth below. The principal occupation refers to such person’s position with Point Blank Solutions, Inc., the principal address of which is 2102 S.W. 2nd St., Pompano Beach, Florida, 33069, and such address is the business address of each of Messrs. Ellis, Anderson, Siemer, and White. The business address of Mr. Stallings is Point Blank Solutions, Inc., 1667 K Street NW, Suite 650, Washington, DC, 20006.

Name	Principal Occupation

Larry R. Ellis	President, Chief Executive Officer and Director

James F. Anderson	Senior Vice President and Chief Financial Officer

John C. Siemer	Chief Operating Officer, Chief of Staff, and Secretary

Samuel B. White	Head of Global Sales

Patrick A. Stallings	Vice President, Global Business Development and Government Relations

Information Regarding Ownership of Point Blank Solutions, Inc. Securities by Participants

Except as described in this Appendix A or the proxy statement, none of the participants listed in the sections of this Appendix titled “Director Nominees” and “Executive Officers and Patrick A. Stallings” owns any of the Company’s securities of record which they do not own beneficially, nor do any associates of the participants own any securities of the Company beneficially or of record. The number of shares of Point Blank Solutions, Inc. common stock held by director nominees and the current executive officers as of the close of business on February 29, 2008, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of the proxy statement. In addition, as of February 29, 2008, Mr. Stallings owned warrants to purchase 5,000 shares of the Company’s common stock, all of which were vested, and was therefore deemed to be the beneficial owner of 5,000 shares of the Company’s common stock as of that date.

A-1

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or the proxy statement, no participant has purchased or sold securities of Point Blank Solutions, Inc. within the past two years, nor engaged in any transaction with respect to personal ownership of securities of the Company other than grants of Deferred Stock Awards, or grants or forfeitures of restricted stock and options or warrants pursuant to Point Blank Solutions, Inc.’s equity based compensation plans or employment agreements. Due to the Company’s “blackout” policies, during the last two years no participant has been eligible to purchase or sell securities of the Company.

No part of the purchase price or market value of any of the shares specified in the “Information Regarding Ownership of Point Blank Solutions, Inc. Securities by Participants” section of this Appendix A is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities by such participant.

Except as described in this Appendix A or the proxy statement, no participant or associate of any participant is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of Point Blank Solutions, Inc.

Neither any participant, nor any of their respective associates, is either a party to any transaction or series of transactions since the beginning of fiscal year 2007, or has knowledge of any currently proposed transaction or series of proposed transactions, (1) to which Point Blank Solutions, Inc. was or is to be a party, (2) in which the amount involved exceeds $120,000, and (3) in which any participant or associate of any participant had, or will have, a direct or indirect material interest.

Except as described in the proxy statement, no participant or associate of any participant has entered into any agreement or understanding with any person with respect to any future employment by Point Blank Solutions, Inc. or any of its affiliates or with respect to any future transactions to which Point Blank Solutions, Inc. or any of its affiliates will or may be a party.

A-2

PRELIMINARY COPY—SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT

1.	To vote FOR your Company’s nominees, you MUST execute a WHITE proxy card.

2.	The Board of Directors urges you to DISCARD any gold proxy cards that you may have received from Steel Partners. A “WITHHOLD AUTHORITY” vote on Steel Partners’ gold proxy card is NOT a vote for the Company’s nominees.

3.	If you have voted on a gold proxy card but wish to support your Company’s nominees, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible. You can also vote by internet or telephone by following the instructions on the WHITE proxy card.

4.	Remember – ONLY YOUR LATEST DATED PROXY WILL DETERMINE HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING.

5.	If any of your shares are held in the name of a bank, broker or other nominee, please contact the party responsible for your account and direct them to vote your shares FOR your Company’s nominees on the WHITE proxy card.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor. 199 Water Street, 26th Floor New York, NY 10038 (877) 868-4958

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2008

P R O X Y

The undersigned appoints John C. Siemer and J. Michael Anderson, and each of them, as proxies, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of POINT BLANK SOLUTIONS, INC., to be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, FL 33309 on April 22, 2008 at 11:00 AM EDT, and at any adjournment or postponement thereof and authorizes them to vote at such meeting, as designated on the reverse side of this form, all the shares of common stock of Point Blank Solutions, Inc. held of record by the undersigned on March 12, 2008.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE FOR ALL OF THE BOARD’S NOMINEES IN PROPOSAL 1, AND IN ACCORDANCE WITH THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

See reverse for voting instructions.

PRELIMINARY COPY—SUBJECT TO COMPLETION POINT BLANK SOLUTIONS, INC. OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE

1-800-786-5219, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on April 21, 2008.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern Daylight Time on April 21, 2008.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1102, New York, NY 10269-0667. If you are voting by telephone or the Internet, please do not mail your proxy card.

▼ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL ▼

Please mark votes as in this example.

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of Directors:						Vote FOR all nominees (except as marked) ☐	Vote WITHHOLD from all nominees ☐
01 04 07	William P. Campbell Martin R. Berndt Suzanne M. Hopgood	02 05	Larry Ellis Maurice Hannigan	03 06	David Bell Jack A. Henry

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

At the proxies’ discretion on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Dated: , 2008

Signature:

Signature if held jointly

This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.